Exhibit 4.22

Space Segment Access Agreement (Redacted)

SPACE SEGMENT ACCESS AGREEMENT

INMARSAT GLOBAL LIMITED

and

[•DP•]

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26.	WAIVER	41

27.	INVALIDITY	41

28.	FORCE MAJEURE	41

29.	NOTICES	42

30.	LANGUAGE AND COMMUNICATIONS	44

31.	ENTIRE AGREEMENT AND RELATIONSHIP OF PARTIES	44

32.	SETTLEMENT OF DISPUTES	44

33.	COUNTERPARTS	46

34.	COSTS OF THIS AGREEMENT	46

35.	RIGHTS OF THIRD PARTIES	46

36.	GOVERNING LAW	47

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ANNEXES

A	INMARSAT LES TECHNICAL CRITERIA AND OPERATING PROCEDURES

B	ALLOCATION OF LES IDENTITIES

C	MANDATORY PROCEDURAL REQUIREMENTS FOR ISPs

D	CHARGES, VOLUME DISCOUNT SCHEMES & TERMS AND CONDITIONS

E	STANDARD DISCLAIMER CLAUSE

F	RULES OF PROCEDURE FOR NETWORK PLANNING MEETINGS

G	LES TECHNICAL PERFORMANCE OBJECTIVES

H	NETWORK PERFORMANCE OBJECTIVES

I	POINTS OF SERVICE ACTIVATION CRITERIA

J	TECHNOLOGICAL FRAUD PREVENTION PROCEDURES

K	BRANDING GUIDELINES

L	TRADE MARK LICENCE AGREEMENT

M	IPR LICENCE AGREEMENT

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SPACE SEGMENT ACCESS AGREEMENT

THIS AGREEMENT is made on this [•] day of [•] 200[9].

BETWEEN

INMARSAT GLOBAL LIMITED, a company incorporated under the laws of England and Wales with registered number 3675885 whose registered office is at 99 City Road, London, EC1Y 1AX, United Kingdom, (the Company); and

[DISTRIBUTION PARTNER], a [private/public] company incorporated under the laws of [            ], with registered number [            ] whose [registered office]/ [principal place of business] is at [            ] (the DP).

The Company and the DP shall each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS

(A)	The Company desires to provide telecommunications services via the Space Segment (as defined below) to the DP.

(B)	The DP desires to access telecommunications services via the Space Segment from the Company and to distribute telecommunications services to its customers.

(C)	The Company and the DP have entered into agreements for the provision of telecommunications services, the latest of which commenced on 15 April 2004 and expires on 14 April 2009, and the Parties wish to continue their relationship in accordance with the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, including any exhibits and Annexes hereto, the following terms shall have the following meanings unless otherwise expressly provided:

Accounting Authority means an accounting authority within the meaning of ITU-T Recommendation D.90.

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Affiliate means a Person that directly, or indirectly through one (1) or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person.

Agreement means this agreement and its Annexes.

Authorisation means the authorisation of the DP to provide Services via the Space Segment pursuant to Clause 2.

Barring Procedures means the processes and procedures that the Company, DP or PSA, as the case may be, must follow and comply with respectively when barring an End User from accessing an Existing Service and/or an Evolved Service.

Branding Guidelines means the trade mark branding and usage guidelines for marketing using the Inmarsat Marks as set out in Annex K.

Business Day means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are generally open for business in London.

Charges means the charges payable by the DP to the Company for the provision of Services via the Space Segment pursuant to Clause 7.

Commencement Date means the date on which this Agreement becomes effective, being 15 April 2009 or the date this Agreement is executed by both Parties, whichever is the later.

Control (including the terms “Controlling,” “Controlled by,” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or by contract.

Direct Marketing means targeted marketing through vertical sector advertising to defined target sectors or user groups.

Distribution Partner or DP or LESO or LES Operator means any operator of an LES that enters into an agreement to obtain use of the Space Segment from the Company.

DP’s Relevant Net Revenues shall have the meaning set forth in Clause 13.4.

Effective Date means 14 April 1999.

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End User means a Person that is the ultimate user of an Existing Service and/or an Evolved Service.

ESAS means the Company’s Electronic Service Activation System.

Evolved Service means any service which is substantially based on an Existing Service and which the Company elects to offer to the DP under this Agreement.

Existing Services means any service listed in the Schedule of Charges in Annex D.

Generic Marketing means promoting awareness of the Company’s brand including, but not limited to, in the general press and media forums.

Goods means any promotional or advertising materials related to the Services, as well as SIM cards to which the Inmarsat Marks are applied under the provisions of the Trade Mark Licence Agreement.

Governmental Body means any foreign, federal, state, local or other governmental authority or regulatory body entitled to exercise any administrative, executive, judicial, legislative, police or regulatory power.

Inmarsat Marks shall have the meaning set forth in the Trade Mark Licence Agreement.

ISP or Inmarsat Service Provider means an entity that has contracted with one or more DPs to distribute, promote, retail and bill Services to End Users and who has received an ISP code from the Company.

LES or Land Earth Station means the satellite antennas, switching facilities and related equipment located at a fixed location that form an interconnection point between the Satellites and the terrestrial telecommunications networks for the purpose of providing Services, or using Space Segment capacity.

LES Technical Criteria and Operating Procedures means all relevant system definition manuals (SDMs), technical requirements documents and network operating procedures set out in the list in Annex A, as amended from time to time, as well as future SDMs and other related documents relating to Evolved Services, as determined by the Company.

MES means a mobile earth station (including any SIM card that can be used in conjunction with an MES) used to access the Services.

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MPDS means the Company’s mobile packet data service.

NOC means the Company’s Network Operations Centre.

Network Planning Meeting means a meeting between the Company and the DPs held in accordance with Annex F.

Ocean Region means global beam satellite coverage areas of the Satellites, together with such other ocean regions as may be introduced in the future.

Operational Emergency means a situation in which, in the good faith opinion of the Company, on the basis of the information available to it, has caused or is likely to cause damage, unavailability, delay, degradation, interruption or interference to the Space Segment.

Organization means the International Mobile Satellite Organization established by the Convention on the International Mobile Satellite Organization on 16 July 1979, as amended.

Payment Due Date shall have the meanings given in Clause 7.

Person means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organization not specifically listed.

Point of Service Activation or PSA means a Point of Service Activation Partner appointed by the Company to facilitate the widespread activation of End User MESs.

Point of Service Activation Criteria or PSA Criteria means the criteria for the appointment of Point of Service Activation Partners as particularized in Annex I hereto.

Public Services Agreement means the agreement between the Company and the Organization dated April 1999 or any replacement thereof.

Reseller means any entity engaged by the DP to resell Services provided through the Land Earth Station of the DP including, without limitation, ISPs or tenant entities in a Shared LES Agreement.

Restriction of a Service (or to Restrict or a Restricted Service) means the withdrawal of an element of that Service (including but not limited to voice, fax, data or telex), or the limitation of Satellite resources allocated to a Service, or an element of that Service, to the extent that the quality of service may be intentionally and permanently degraded such that it affects the ability of the DP to provide that Service.

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Satellite means an object located beyond the Earth’s atmosphere that is used for radio communications and, more particularly for the purpose of this Agreement, includes any satellite that is owned, leased and/or operated by or on behalf of the Company now and in the future, including subsequent generation satellites.

Service Activation Manual means the document which is provided by the Company to the PSA at the time of appointment of the PSA, and which may be amended by the Company at its absolute discretion from time tot time, describing the service activation procedure for each Existing Service and Evolved Service applicable to such PSA.

Services means Existing Services and Evolved Services, or any one of them as the context requires.

Shared Base Station means each of the dual region MPDS Base Stations owned and operated by the Company at the Commencement Date.

Shared LES Agreement means an agreement or arrangement between the DP (as host) and a third party (as tenant, which in all cases shall be required to meet the criteria in Clause 2.5(b) hereof) whereby the DP agrees to provide facilities at its Land Earth Station to the tenant to permit shared use of the host LES, while allowing the tenant to be identified by an LES identification code separate from that of the host’s LES identification code for service provision and/or traffic management purposes. Notwithstanding the foregoing, the agreement of the host DP to allocate a TNID programmed at its LES shall not be deemed to be a Shared LES Agreement for the purposes of this Agreement.

SIM Card means a subscriber identity module card which uniquely identifies the end user of an MES.

Space Segment means the Satellites and all other centralised infrastructure owned, leased, or operated by or on behalf of the Company to support the operation of the Satellites and the Services in all Ocean Regions.

Tax Credit has the meaning ascribed to it in Clause 8.4.

Telecommunications Breakdown means any unavailability, delay or interruption to the availability of the Space Segment provided that, for the purpose of this Agreement, a Telecommunications Breakdown shall not include any unavailability or interruption of a Service that is caused by a decision of the Company to relocate a Satellite or to Restrict or withdraw such Service under Clause 2.9 hereof.

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Term has the meaning ascribed to it in Clause 3.

TMLA or Trade Mark Licence Agreement shall mean the agreement between the Parties for the licence by the Company of the Inmarsat Marks contained in Annex L hereto.

TNID means a terrestrial network identification number.

Value Added Services means any products or services that the DP offers for use in conjunction with the Services that are not inconsistent with the LES Technical Criteria and Operating Procedures.

Wholesale Charges shall have the meaning ascribed to it in Annex D.

X-OP-105 means the operational procedure referred to as “X-OP-105” in Annex A hereto, as may be amended or replaced from time to time, which outlines the processes and procedures that the Company, DP or PSA, as the case may be, must follow and comply with respectively when barring an End User from accessing an Existing Service and/or an Evolved Service.

1.2	Words in the singular include the plural and vice versa where the context requires.

1.3	Headings are for guidance only and do not affect the construction or interpretation of this Agreement.

1.4	In this Agreement, unless the context otherwise requires, references to Clauses, paragraphs and Annexes are to Clauses, paragraphs and Annexes of this Agreement.

1.5	The Annexes form part of this Agreement and any reference to this Agreement includes the Annexes.

1.6	Unless expressly agreed otherwise between the Parties in writing, the following order of precedence between this Agreement and the Annexes to this Agreement shall apply:

(a)	the main body of this Agreement and Annex D;

(b)	the remainder of the Annexes to this Agreement.

1.7	In this Agreement a reference to:

(a)	a statutory provision includes a reference to the statutory provision as modified or re-enacted, or both, from time to time after the date of this Agreement and any subordinate legislation made or other thing done under the statutory provision after the date of this Agreement;

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(b)	a document is a reference to the document specified, as modified or replaced from time to time;

2.	AUTHORISATION TO PROVIDE SERVICES

DP Authorisation

2.1	Subject always to the availability of Space Segment, the Company authorises the DP, on a non-exclusive basis, to access telecommunications services provided by the Company via the Space Segment in order to provide Services via the DP’s Land Earth Stations identified in Clause 2.2.

2.2	The Authorisation provided by the Company herein is limited to the DP’s provision of telecommunications services via the Space Segment only through its Land Earth Stations existing as of the Commencement Date and known as [• identify name, location and Ocean Region(s) of each of the sites of the DP’s existing land earth stations •]. The Company has allocated LES identification numbers (IDs) and/or access codes to the DP for use in each of the DP’s LES(s) and shall allocate such IDs and/or access codes to the DP as necessary for any arrangement made pursuant to a Shared LES Agreement duly authorised for operation through the DP’s LES(s). The DP shall have the right to maintain any LES IDs allocated to it by the Company that are in effect as of the Commencement Date. The allocation and maintenance of LES IDs shall be in accordance with the criteria set forth in Annex B. Such LES shall include any replacement antenna or switching facility.

2.3	The DP shall provide no less than ninety (90) days prior written notice to the Company of any Service(s) that it intends to provide, at any time, via the Space Segment that is/are in addition to those Services that the DP provides at the Commencement Date. Subject to Clause 6.1, the DP does not need the Company’s consent to provide such additional Services in accordance with the terms and conditions of this Agreement.

2.4	If the DP wishes to restrict or withdraw any of the Services offered by the DP at any time during the Term it shall provide to the Company no less than one hundred and eighty (180) days notice in writing, or such other shorter period as the Parties may otherwise agree.

2.5	The DP may enter into arrangements with any Reseller to provide Services through the DP’s LESs, subject to the following terms and conditions:

(a)	ISPs. The LESO shall comply with the procedural requirements particularised in Annex C, as may be amended from time to time in accordance with Clause 20.

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(b)	Shared LES Agreements. The DP shall provide written notice to the Company of the identity of any entity with which the DP enters into a Shared LES Agreement no less than thirty (30) days prior to commencement of LES authorisation testing preceding the provision of service under the Shared LES Agreement. The host entity shall apply to the Company to utilize an LES ID and access code for the tenant entity in accordance with the procedures in Annex B, provided always that the tenant entity shall in all cases be required to be a DP and shall either:

(i)	be operating a physical LES with the same system definition as the hosted Service, including but without limitation, Inmarsat B, Inmarsat M, mini-M, Fleet, GAN and aeronautical; or

(ii)	be operating a physical LES and have operated a physical LES with the same system definition as the hosted Service at or for a period since the Effective Date (notwithstanding that the DP has subsequently ceased to operate such Service); or

(iii)	have otherwise been authorised by the Company prior to the Commencement Date,

in order to be a tenant under a Shared LES Agreement. Alternatively, the tenant entity shall demonstrate to the Company that it has executed a legally binding and enforceable contract to build an LES with the same system definition and to begin to provide service via such LES no later than six (6) months following the date on which the Company allocates the Shared LES ID, failing which the Company shall withdraw such Shared LES ID immediately following the expiration of such six (6)-month period. The Company shall attribute traffic to the tenant entity in the Shared LES Agreement for traffic aggregation purposes. It is acknowledged that where any DP wishes to close down all its LESs and terminate this Agreement, it may thereafter continue to provide Services as a service provider through another DP and may, for a period of up to five (5) years from the Commencement Date, continue use of its existing allocated LES ID in relation to such Services as were formerly provided by it as a DP. The right to continue use of the allocated LES ID shall remain subject to the provisions of Annex B of this Agreement, notwithstanding termination of this Agreement and the Company shall enter into an agreement with the former DP and the host entity in this regard. Subject to the provisions of this Clause, any reference in Annex B to “the DP” shall be deemed to include a former DP. LES IDs will not be permitted to be used in respect of Services that the former DP did not offer as a DP.

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For the avoidance of doubt, the operation of a physical LES with any one (1) of the Fleet service standards (i.e. F33, F55, F77) shall entitle the DP to enter into shared LES Agreements for all Fleet service standards subject to the other provisions of this Clause.

(c)	Other Reseller Arrangements. The DP shall have the right to enter into any arrangement for the distribution of Services through the DP’s Land Earth Station(s) with any type of Reseller other than an ISP or tenant in a Shared LES Agreement, or to engage any other agent or representative for that purpose, without further notice to or consent of the Company.

(d)	Responsibility for Compliance with Agreement. The DP shall be responsible hereunder for the actions of any Resellers engaged by the DP for the purposes of assuring the compliance of any such Reseller with the applicable terms and conditions of this Agreement, including without limitation, the LES Technical Criteria and Operating Procedures.

2.6	In connection with its provision of Services via the Space Segment, the DP shall:

(a)	provide twenty-four (24) hours a day, seven (7) days a week 1st and 2nd line technical and provisioning after-sales customer service and helpline to support Resellers and End Users (via Resellers) and for this purpose shall keep its personnel adequately trained regarding the Services that the DP chooses to provide. At all times such support shall be sufficient to support the DPs customer base, taking account of the specific demands and requirements of the DP’s individual market. The Inmarsat customer care support desk shall provide third line support twenty-four (24) hours a day, seven (7) days a week to the DPs where the DP’s access to the Space Segment or any other part of the network not under their control is lost or curtailed;

(b)	provide reasonable co-operation and information relating to any marketing information reasonably requested by the Company and reasonably required for the purpose of evaluation of the DP’s performance under this Agreement;

(c)	where the Company provides funding to the DP as part of a marketing program, dual brand the design of all Goods covered by the marketing program relating to the Services with both the DP and the Company branding. Marketing and promotional materials that are not part funded by the Company shall be dual branded where it is commercially reasonable and appropriate to do so;

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(d)	use all commercially reasonable endeavours to promote and market the Services that the DP chooses to provide and to meet customer needs and expectations in a reasonable manner;

(e)	provide commercially reasonable support for collaborative initiatives led by the Company to:

(i)	identify generic quality of service problems with the Company’s core systems relating to Existing Services and Evolved Services;

(ii)	propose and implement solutions for those problems identified in (i); and

(iii)	monitor the progress of these solutions and provide appropriate feedback;

(f)	not by itself or with others participate in any illegal practices in connection with its distribution of the Services;

(g)	in connection with the promotion and marketing of the Services, not represent that it is an agent of the Company; and

(h)	have the right to develop any Value Added Services based on the Services.

2.7	The Company has the right to authorise other entities, on a non-exclusive basis, to operate a Land Earth Station in order to provide Services via the Space Segment. The Company shall notify the DP of any new authorisation within thirty (30) days of the authorisation being granted by the Company. Any entity authorized by the Company to operate a Land Earth Station to provide Services via the Space Segment, whether so authorised prior to or subsequent to the Commencement Date shall be considered a “DP” for the purposes of this Agreement from the date on which such entity enters into an agreement with the Company and commences operation of a Land Earth Station. For the avoidance of doubt, the Company shall not unreasonably prefer, or differentiate between, entities when offering terms and conditions for the distribution of the same Services.

2.8	Nothing in this Agreement shall prevent or restrict the Company, either itself or via an Affiliate or jointly with other Persons, from selling or otherwise providing Services to third parties other than via a DP.

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Restriction or Withdrawal of a Service

2.9	The Company has the right to Restrict or withdraw a Service or an element of a Service (including but not limited to voice, data, fax, telex) in one or more Ocean Regions subject to the following conditions:

(a)	the Company shall, other than in the case of an Operational Emergency or for the purpose of necessary commercial spectrum management, provide no less than six (6) months prior written notice to the DP and specify the reasons for the Restriction or withdrawal of the Service in question;

(b)	no later than thirty (30) days following the notice from the Company specified in paragraph (a) above, at the request of any DP notified in accordance with paragraph (a) above, the Company shall convene a Network Planning Meeting so that it can: (i) consider the views of the DPs before implementing any proposed Restriction or withdrawal; and (ii) demonstrate that the Restriction or withdrawal satisfies the condition in paragraph (c) below;

(c)	any Restriction or withdrawal shall, wherever practical, apply in a non-discriminatory manner to those DPs which are providing the Service as at the date of the Restriction or withdrawal; and

(d)	the Company shall in good faith consider, inter alia, investments in equipment or facilities and contractual arrangements made by the DP, other affected DPs and End Users in reliance upon the availability of the Service to be Restricted or withdrawn and the possibility of continuing the Service in certain cases under mutually agreeable lease arrangements.

2.10	For the avoidance of doubt, the Company acknowledges and agrees that the DP shall be excused from any obligation to satisfy outstanding service and/or traffic commitments with respect to a withdrawn or Restricted Service.

Competition

2.11	Nothing in this Agreement shall prevent the DP from becoming a distributor of the services of, or holding any economic interest in, any entity that provides mobile satellite telecommunications services, regardless of whether such entity competes with the Company, provided that the DP does not unfairly or unreasonably favour such services or entity or unfairly or unreasonably discriminate against the Services distributed under this Agreement.

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3.	TERM

This Agreement shall commence on the Commencement Date and continue until the Company terminates the same by giving not less than two (2) years prior written notice to the DP, subject always to a minimum term ending 14 April 2014 (“the Term”) unless this Agreement is terminated earlier under an applicable provision herein.

4.	SERVICE ACTIVATION AND PROVISION

4.1	The Parties shall make arrangements to permit End Users to use the Services provided through the Space Segment and the DP’s Land Earth Station. Whilst the Company may publish recommended prices, the DP shall have full rights and responsibility to establish the service rates at which the DP distributes Services to Resellers and End Users. The Parties shall cooperate to provide for the minimization of credit risks associated with the provision of Services to End Users in accordance with this Clause 4.

4.2	The Company shall authorize such number of Points of Service Activation as may be necessary to facilitate widespread activation of End User MESs, consistent with applicable law and shall appoint the DP to act as a PSA, upon the DP’s request and if permitted by applicable national law, provided, however, that (i) the Company shall impose on each PSA, as a condition of its appointment, the Points of Service Activation Criteria in Annex I and (ii) the DP, as a condition of such appointment, shall comply with the Points of Service Activation Criteria in Annex I. The Parties acknowledge that, within a particular national regulatory framework, a PSA may be required to include a national regulatory authority, in which case the term “PSA”, as used hereunder, shall be deemed to include, collectively, such national regulatory authority and such other entity that complies with the Points of Service Activation Criteria. The Company shall monitor and enforce compliance with the Points of Service Activation Criteria throughout the Term hereof. The LESO shall adhere to the procedures for registration, activation, deactivation and barring as defined in the Company’s Service Activation Manual and operational procedures, as amended from time to time in accordance with Clause 20.

4.3	Without prejudice to Clause 4.4 and 4.5, the Company shall treat all information relating to the identity and corporate or personal details relating to End Users that the Company receives from a PSA, including all such information (including commissioning data-bases) obtained by the Company from the Organization, as Confidential Information (within the meaning of Clause 16) hereunder for the benefit of the DP and other DPs.

4.4	The Company may disclose information referred to in Clause 4.3 above: (i) to maritime safety and distress rescue agencies for the purpose of assisting with distress and safety missions; or (ii) on request from a recognised authority as part of ongoing investigation on production of a court order or otherwise as required by applicable law or regulation; or (iii) in order to provide enhancements to the Services as required.

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4.5	The Company may disclose information referred to in Clause 4.3 above to a third party for the purpose of conducting market research, provided always that:

(a)	the third party shall be restricted from further disclosing such information under contractual obligations of confidentiality;

(b)	the Company shall notify the DP thirty (30) days in advance of any such market research being carried out and shall provide to the DP full details of the proposed market research and the DP’s customers to be approached. Where the DP has a contract in force for delivery of the Services with a particular customer, the DP may object by notice in writing to the Company to such customer being contacted within ten (10) Business Days of such notification by the Company, in which case the Company shall not contact such customer;

(c)	the Company shall ensure that any report or other end product produced by the third party as a result of the market research conducted, shall present all information relating to End Users in a form that is aggregated and anonymous and shall not include any information relating to the identity and corporate or personal details of any End User;

(d)	the Company shall distribute the report or other end product from any such market research to the DP and all other DPs simultaneously and as soon as is reasonably practicable after the completion of the research and may also distribute it to manufacturers of LESs, MESs and other equipment related to the Services;

(e)	subject to Clause 10.2, the Company shall use such information in relation to the Services and for no other purpose; and

(f)	the foregoing shall not prevent the utilisation of the information referred to in Clause 4.3 above by the Company to the extent that the information pertains only to (an) individual DP(s) and such individual DP(s) has/have authorised the use of such information.

4.6	Save as set out above in Clauses 4.4 and 4.5 the Company may not, without the prior written consent of the relevant DP(s), such consent not to be unreasonably withheld or delayed , disclose the information referred to in Clause 4.3 to any third party and shall not use the ESAS database for any Direct Marketing or Generic Marketing.

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4.7	Following notification by a PSA of a prospective End User’s valid application for service in accordance with the Points of Service Activation Criteria set out in Annex I, the Company shall facilitate the activation of such End User’s MES by providing in electronic form to the DP the MES identification number, recognized billing entity and other information as may be necessary for service activation of such MES.

The Company shall not activate any MES that is not associated with an ISP or Accounting Authority or other entity approved by the Company, and which accepts financial responsibility for payment of End User charges in a manner consistent with the requirements of the Points of Service Activation Criteria in Annex I.

With respect to MESs that are activated prior to the Effective Date, the Company shall use its best efforts to impose the Points of Service Activation Criteria on any PSA in existence as of the Effective Date (“Existing PSAs”) and shall, following the Effective Date, keep the DPs informed of the identities of any Existing PSA that has not agreed to the Points of Service Active Criteria (a “non-compliant PSA”). The Company shall provide without delay to the DP to the extent permitted by applicable data protection or other privacy regulations, immediately upon the presentation by the DP of reasonable proof of non-payment by the owner of any MES associated with any non-compliant PSA, the corporate and personal details of such MES owner for the DP’s debt collection purposes.

The Company shall not activate any MES associated with an Existing PSA that remains a non-compliant PSA unless the Company has undertaken the necessary steps to verify the information concerning an MES owner or operator that is required to be verified by the PSA using the procedures outlined in Annex I. The Company shall, to the extent permitted by applicable data protection or other privacy regulations, provide without delay to the DP the personal or corporate details of the MES owner or operator and the details of the Accounting Authority, ISP or other entity that has accepted financial responsibility in relation to that MES owner or operator for debt collection purposes in the event that the DP is not paid by the Accounting Authority, ISP or other approved entity in question for a period of more than thirty (30) days beyond the date on which such payment should be rendered under applicable regulations.

4.8	The DP shall not activate on its network any MES that has not been authorized through the Company’s service activation procedures, as notified in writing by the Company to the DP from time to time.

4.9	The DP shall not be obliged to provide Services to any MES that does not meet the DP’s own criteria (such as the creditworthiness of the end user or responsible billing entity associated with such MES), so long as the DP does so in a manner that is consistent with the DP’s obligations to provide distress and safety service under applicable national laws and regulations.

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4.10	Except as expressly provided to the contrary in Clauses 4.13 and 5 of this Agreement, the DP shall be responsible to the Company for payment of all Charges arising from the DP’s provision of Services to any MES through the DP’s Land Earth Station.

4.11	If an MES has been refused access by the DP in accordance with the DP’s own criteria (such as creditworthiness of the End User), and provided that such MES has not been subject to a mandatory financial bar (as provided for in X-OP-105 ), the DP shall continue to provide access to such MES for fixed-to-mobile traffic, but only if it can do so under circumstances in which: (i) the DP is not exposed to the risk of non-payment associated with such traffic; or (ii) the MES has no outstanding debt to the DP.

4.12	In order to achieve the purpose set out in X-OP-105, the Parties shall implement the Barring Procedures set forth in X-OP-105, as amended from time to time. In the event that the Company notifies the DP of a mandatory bar on an MES in accordance with such procedures, the Company shall impose the Charges set out in paragraph 6.9.1 of Annex D on the DP in the event the DP violates such bar and shall impose the same conditions on the DP with respect to the maintenance and lifting of such bar as provided for in the Barring Procedures set forth in X-OP-105 and the DP acknowledges and agrees that such Charges represent a genuine pre-estimate of the potential loss to the Company in such circumstances. In the event that, after notification by the Company pursuant to this Clause, the DP provides service to an MES that is subject to a mandatory bar in violation of the requirements of the Barring Procedures, then the DP agrees that it shall pay to the Company the Charges provided for in paragraph 6.9.1 of Annex D. In the event that the Company fails to notify the DP of the lifting of a mandatory bar under the circumstances required by the procedures set forth in X-OP-105, then the Company shall not be entitled to receive the said Charges from the DP from the date on which the Company should have provided such notice in accordance with such procedures.

4.13	Notwithstanding the foregoing, in the event that the Company fails to notify the DP or the other DPs of the implementation of a mandatory bar under the circumstances required by the Barring Procedures set forth in X-OP-105, then the DP shall not be obligated to pay Charges for Services provided to any MES that would have been subject to the mandatory bar. The Company shall have no other liability for failure to provide notice of the implementation or lifting of a mandatory bar except as expressly provided for in this Clause 4.

5.	TECHNOLOGICAL FRAUD MANAGEMENT

5.1	The Parties shall use their best endeavours to eliminate economic losses and inconvenience to legitimate End Users arising from technological fraud such as, without limitation, the cloning of MESs and theft of MES identification codes. The Company shall use its reasonable endeavours to develop and implement where possible technical means for detection and prevention of such technological fraud.

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5.2	The DP shall have no obligation to pay Charges for Services in cases where the DP has unknowingly carried traffic to or from an MES through which technological fraud has been perpetrated, provided that the DP shall immediately notify the Company in the event that the DP knows or suspects that a particular MES is fraudulent or is being fraudulently operated and shall provide reasonable proof to the Company that fraud has occurred. For the avoidance of doubt any fraud originating from, or due to connection with, third party mobile networks shall be the responsibility of the DP and the Company shall have no liability in respect thereof.

5.3	The DP shall comply with the Technological Fraud Prevention Procedures set forth in Annex J, as amended from time to time in accordance with Clause 20.

5.4	Notwithstanding the foregoing, the DP shall have an obligation to pay Charges under the circumstances outlined in Clause 5.2 in the event that: (i) the DP receives non-refundable payment for the Services provided from the End User in question; or (ii) the DP provides Services to the MES in question after the Company informs the DP that the Company has reason to believe that such MES is fraudulent or is being fraudulently operated; or (iii) the DP’s failure to comply with the Technological Fraud Prevention Procedures contained in Annex J has allowed such technological fraud to take place.

6.	AUTHORISATION SUBJECT TO COMPLIANCE

6.1	Subject to Clause 6.4 below, the Authorisation shall be conditional upon compliance by the DP with the LES Technical Criteria and Operating Procedures in respect of all Services being provided by the DP, or by a Reseller using the DP’s Land Earth Stations. The DP shall also comply with the minimum LES Technical Performance Objectives set forth in Annex G. The DP shall inform the NOC in advance of any planned outage of any of its LESs and, in the event that the LES has an unplanned outage, it shall report the reason for such outage to the NOC within 24 hours. Subject to Clauses 6.4 and 20, the Company shall apply the same LES Technical Criteria and Operating Procedures to all DPs for Services provided through the Land Earth Stations of such DPs. DPs and their LESs shall cooperate with the NOC in analyzing and debugging LES technical performance issues as they arise and are identified by the DPs or the NOC. LESs shall make power level or other parameter adjustments as requested by the NOC after appropriate analysis but within 24 hours of such a request.

6.2	If the DP fails to comply with its obligations under Clause 6.1 above the Company shall give notice to the DP requiring its non-compliance to be remedied within a reasonable time (which shall not be less than ten (10) Business Days except in the event that such non compliance is a result of an Operational Emergency) taking into account all of the circumstances, and after consultation with the DP.

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If the non-compliance continues after the time specified in the Company’s notice under sub-paragraph (a) herein, the Company shall have the right, with immediate effect:

(a)	to suspend the Authorisation for non-compliant Services in respect of the LES or LESs concerned; or

(b)	to suspend the Authorisation with respect to any tenant entity in a Shared LES Agreement with the LESO in the event that such non-compliance is caused by the tenant entity; or

(c)	to suspend the entire Authorisation where the non-compliance affects all the Services provided and all of the LESs operated by the DP.

Notice of suspension shall be given by the Company to the DP immediately after any such action and such suspension shall continue until the date on which the DP resumes compliance with the LES Technical Criteria and Operating Procedures, as determined by the Company acting in good faith. For the avoidance of doubt, this Clause 6.2 shall be without prejudice to the applicable provisions of Clause 21.

6.3	Notwithstanding the foregoing and subject to the provisions of Clause 6.2 above, the Company shall have the right to suspend the Authorisation with respect to Services provided, or Land Earth Stations operated, by the DP without notice in the event that such Services or Land Earth Stations are not compliant with the requirements of the LES Technical Criteria and Operating Procedures and such failure of compliance has led to the occurrence of, or has the potential to create, an Operational Emergency, or reduces the capability to support maritime or aeronautical distress traffic, or reduces the capacity of the Space Segment.

6.4	The Company may grant waivers to the LES Technical Criteria and Operating Procedures after the Commencement Date, provided that any such waiver (or a functionally equivalent waiver) that is granted to other DPs shall be granted to the DP if the DP demonstrates similar hardship in similar circumstances. Upon request by the DP at the time that the DP seeks a waiver, the Company shall disclose the existence of waivers granted to other DPs that are similar to the waiver requested by the DP.

6.5

DPs and their LESs shall actively support in real-time quarterly or other periodic contingency exercises as requested by the Company which test the ability of the LES and the Company to provide for distress and commercial traffic in simulated events of a Satellite failure. DPs shall also maintain a capability to support necessary system and parameter changes as described in the

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contingency technical procedures set out in Annex A, such that the LES and the Company are able to provide for distress and commercial traffic in the event of an actual Satellite failure. To support these requirements DPs shall have available on a twenty-four (24) hour per day, seven (7) day per week basis, staff who: (i) are trained in the relevant procedures; (ii) are authorized to execute the procedures; and (iii) have the resources and facilities available to so execute such procedures so that distress traffic may be recovered within the time limit agreed between the Company and the Organization.

7.	CHARGES

7.1	The DP shall pay to the Company, subject to the provisions of this Clause 7:

(a)	the Wholesale Charges calculated in accordance with Annex D for Services via the Space Segment provided hereunder to the DP by the Company, which Charges and the terms and conditions in Annex D may be adjusted from time to time by the Company at its discretion in accordance with Annex D; and

(b)	such Value Added Tax (VAT), sales taxes and such similar taxes as the Company is obligated to add, impose or collect on or by reference to such Charges.

For the avoidance of doubt, except as otherwise provided in Clauses 4.13 and 5.2, the DP shall be responsible for the payment to the Company of the amounts in (a) and (b) above for all Services that are provided via the Space Segment using its LES (including those Services provided by Resellers)

7.2	The Charges set out in Annex D are currently denominated in United States Dollars (US$). The Company may at any time after 31 December 2010, denominate all or part of such Charges in either of the United States Dollar (US$), Euro (EUR€) or Pound Sterling (GBP£) subject to the DP being given a minimum of one hundred and eighty (180) days written notice thereof and provided always that wherever practical such change shall be applied in a non-discriminatory manner and shall be applied from either 1 January or 1 July of a calendar year. The amounts set out in Clause 7.1(a) and 7.1(b) above shall be paid to the Company in the currency in which such amounts have been denominated in.

7.3	The amounts set out in Clause 7.1 (a) and (b) above shall, subject to Clause 7.2, be paid to the Company in US dollars provided that the Company may elect to have some or all of the Charges paid in another fully convertible currency that is acceptable to the Company subject to the agreement of the DP and subject to the DP being given a minimum of thirty (30) days written notice thereof and provided always that wherever practical such change shall be applied in a non-discriminatory manner.

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Payment of Charges

7.4	The Company may provide, at its sole discretion, credit to DPs after assessing their payment history, their financial position, any financial security provided, and their overall relationship with the Company. Notwithstanding Clause 20, following such an assessment, the standard payment terms set out below may be varied accordingly by the Company.

7.5	The Company may at its sole discretion request information from the DP to enable it to assess the financial position of the DP which, unless contrary to any local law, court order or other applicable statutory regulation, the DP shall be obligated to provide in a timely manner but in any event within a period of no longer than thirty (30) days.

7.6	With respect to demand-assigned Services as set out in Annex D the Company shall invoice the DP on a calendar month basis. The Company shall prepare and distribute invoices no later than ten (10) calendar days after the end of the preceding month. Each invoice shall be dated as of the day that it is produced and shall be made available on that date in electronic format to the DP. Each such invoice shall be due for payment (the “Payment Due Date”)****

Each such invoice shall contain a traffic statement for the month covered by the invoice and each traffic statement shall contain the following information, as appropriate:

(a)	the Land Earth Station through which the traffic has been passed;

(b)	information to assist the DP to differentiate tenant traffic where appropriate;

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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(c)	summary of traffic volumes by service;

(d)	differentiation of chargeable and non-chargeable traffic;

(e)	any other information relevant to charging, such as call direction; and

(f)	non-discounted and discounted monetary values

7.7	With respect to invoices for volume commitments, the Company shall invoice the DP in accordance with the terms specified for each such volume commitment which shall always be in advance of the period to which the volume commitment refers. Each such invoice shall be dated as of the day that it is produced and shall be made available in electronic format to the DP on that date. Each such invoice shall contain the information set forth in Clause 7.6 above, as appropriate, and the Payment Due Date shall be the last Business Day prior to the period to which the volume commitment refers.

7.8	With respect to Fixed Charges as currently set out in Sections 6.8.3 and 6.11 of Annex D and such similar charges in the future, the Company shall invoice the DP at least thirty (30) days in advance of the start of the period to which the Service refers. Each such invoice shall be dated as of the day that it is produced and shall be made available in electronic format to the DP on that date. Each invoice in respect of such Services shall contain the information set forth in Clause 7.6 above, as appropriate, and the Payment Due Date shall be the last Business Day prior to the start of the period to which the Service refers.

7.9	The Company shall have the right to issue adjustments to invoices after the date of any given invoice in the event of the discovery of errors or adjustments affecting invoices for such prior periods. The right to issue adjustments shall be limited to**** months after the date of any given invoice, except where any such adjustment is required by law, in which case the relevant legal limit shall apply. The Company shall, on discovery of any such error, notify DPs in writing of the intention to make such adjustments within thirty (30) days of such discovery.

7.10	An interest charge shall be imposed, at a rate of the current three (3) month US dollar London Inter-Bank Offer Rate (LIBOR)****, on any payment due under this Agreement remaining unpaid after the Payment Due Date. Such interest charge shall be computed commencing on the first day following the Payment Due Date. Interest shall be payable within thirty (30) days of:

(a)	the date on which payment of the Charges is received by the Company; or

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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(b)	the final day of each month,

whichever is the earlier. These provisions shall be without prejudice to any other remedy to which the Company is entitled under this Agreement including the right to suspend or terminate the Authorisation.

7.11	Any payment to be made under this Agreement shall be made by electronic funds transfer directly to the bank account designated by the Company in writing and shall be deemed to be received by the Company on the date the amount is credited to the Company’s bank account and available for use by the Company. The DP shall be solely responsible for the costs associated with such electronic fund transfers. Where a Payment Due Date falls on other than a Business Day, payment may be made on the next Business Day immediately following the Payment Due Date whereby a late payment interest charge will not be made.

7.12	The DP may nominate an entity to act on its behalf for the purposes of billing and any associated or related matters, provided always that it shall provide thirty (30) days prior written notice to the Company of such nomination, including all relevant details of the nominated entity. The DP shall at all times remain liable for payment of the Charges irrespective of whether the DP or the nominated entity is named on the invoice and irrespective of any such responsibilities that are placed with that entity. Where the DP has nominated such an entity, the Company shall be entitled to rely on any instructions, decisions or communications from the nominated entity as if they had been made by the DP.

Failure to pay

7.13	If any payment required under this Agreement has not been received by the Company by the Payment Due Date, the Company may serve a written demand for payment. Subject to Clauses 7.18 through 7.22 below, if the payment to which such written demand refers remains outstanding for thirty (30) days following receipt of such written demand, the Company may suspend the Authorisation. In the case where payment remains outstanding for more than sixty (60) days after the date on which the Company becomes entitled to suspend the Authorisation, the Company shall have a right to terminate this Agreement forthwith.

The Company’s right to vary the payment provisions

7.14

Without prejudice to the provisions of Clause 7.13 above, where the DP has failed to pay the Charges such that the Company would be entitled to suspend the Authorisation pursuant to Clause 7.13 above, on the second occurrence of such failure to pay, the provisions of Clause 7.6 above shall be automatically varied such that the Payment Due Date shall be reduced to thirty (30) days after the end-date of the month to which the invoice refers. In such circumstances, the

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Company shall be entitled to require the DP to put in place additional credit protection including but not limited to a bank guarantee, parent company guarantee, escrow account or any other credit protection as the Company in its reasonable opinion deems appropriate. Failure by the DP to provide such financial security within the time period stipulated by the Company shall be deemed to be a material breach of the DPs obligations under this Agreement.

7.15	Following a reduction in the Payment Due Date pursuant to Clause 7.14 above, provided the DP pays for subsequent Charges on or before the Payment Due Date for a continuous period of twelve (12) months following such reduction, Clause 7.6 above shall be automatically varied such that the Payment Due Date shall be reinstated to the period specified in Clause 7.6.

7.16	Notwithstanding the provisions of Clause 7.15 above, on the third occurrence of a failure to pay that would entitle the Company to suspend the Authorisation, the provisions of Clause 7.6 above shall be automatically and permanently varied such that the Payment Due Date shall be reduced to thirty (30) days.

7.17	If the DP or an entity guaranteeing the DP’s obligations under this Agreement, defaults on its prime borrowings, enters administration, becomes insolvent, or if its financial position is such that, within the framework of applicable national law, legal action leading toward winding-up, bankruptcy, or dissolution may be taken, the Payment Due Date pursuant to Clause 7.6 above will be automatically reduced to thirty (30) days and the Company may require payment on demand of all outstanding amounts due and payment in advance in respect of the provision of Services in the future.

Invoice disputes

7.18	The DP shall notify the Company as soon as possible but no later than thirty (30) days after the receipt of an invoice in the event of any disagreement regarding the Charges set out in that invoice. Any such notice shall be in writing and shall include the reasons for the disagreement and, if applicable, a preliminary quantification of the disputed amount by means of a comparison of the Company’s traffic statement underlying the invoice, or part thereof, with the DP’s own call data records. If the DP fails to provide to the Company the DP’s relevant call data records or any other relevant records within sixty (60) days from the date of receipt of the invoice, the invoice shall be deemed to be undisputed and immediately payable in full by the DP, together with interest in accordance with Clause 7.10. Following provision of the DP’s relevant call data records, the Company and the DP shall enter into discussions and shall use their reasonable commercial efforts, including reciprocal provision of relevant records, to resolve disputes within ninety (90) days from the date of receipt of the invoice. In the event that, as a result of such discussions, it is determined that the DP should pay any amount to the Company, the DP shall pay interest to the Company in accordance with Clause 7.10 for any amounts paid after the Payment Due Date notwithstanding initiation of such discussions.

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7.19	The DP shall in all circumstances pay the undisputed amount of any invoice by the relevant Payment Due Date.

7.20	In the event that the Parties are unable to resolve a dispute concerning all or a portion of an invoice within the ninety (90) day period set forth in Clause 7.18, then such dispute will be deemed to be a formal dispute. In the event of a formal dispute, the Company and the DP, acting through their respective chief financial officers (or their designates), shall act in good faith to attempt to resolve the dispute within thirty (30) days following initiation of the formal dispute.

7.21	In the event that the Company and the DP are unable to resolve the formal dispute in accordance with Clause 7.20 within the thirty (30) day period specified therein, the dispute shall be determined by an expert in accordance with Clause 32.2. Where any payment made in accordance with Clause 7.20 has resulted in either an underpayment or an overpayment by the DP, such underpayment or overpayment shall be paid by the DP or refunded by the Company, as appropriate, including accrued interest calculated in accordance with Clause 7.10 from the Payment Due Date (if the payment is made by the DP) or from the later of the date of the overpayment by the DP or the Payment Due Date (if the payment is made by the Company), within fourteen (14) days of the determination resolving the dispute.

8.	TAXES AND TAX CREDITS

8.1	The DP shall be liable for all taxes, levies, duties, costs, charges, withholdings, deductions or any charges of equivalent effect imposed on, or in respect of, the Services by any authority having the power to impose such taxes (whether or not the taxes described therein are collected by withholding or otherwise).

8.2	The Company shall remain responsible for any income tax imposed on its profits or net income by taxation authorities in the United Kingdom or any other territory as a result of the Company maintaining a permanent establishment in that territory. In the event that the Company is responsible for an income tax in accordance with this Clause and the DP may be required to withhold and remit to a taxation authority by deduction or otherwise, on or in respect of any amount to be paid by the DP to the Company under this Agreement as instalment or other payment of the Company’s income tax liability, such amount withheld and remitted will be considered paid to the Company by the DP. The DP will provide reasonable assistance to the Company in its discussions with the relevant taxation authorities to minimize the amount of such withholdings or deductions including the provision of tax certificates to determine the amount of tax withheld.

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8.3	In the event that any tax, duty, impost, levy or like charge becomes payable in any territory in accordance with Clause 8.1 (but not, for the avoidance of doubt, taxes described in Clause 8.2), either by deduction or otherwise, on or in respect of any amount to be paid by the DP to the Company, or which the DP may be required to withhold in respect of any amount due to the Company under the Agreement, such tax, duty, impost, levy or like charge shall be for the account of the DP and the DP shall pay to the Company such an amount as to yield to the Company a net amount equal to the amount that but for such tax, levy, impost or charge would have been received by the Company. The Company will provide, insofar as it is able, reasonable assistance to the DP to minimize the amount of such withholdings or deductions, including providing any relevant certification of its status as a non-resident of a jurisdiction or of its entitlement to benefits under a treaty.

8.4	If, and to the extent that, the DP pays a tax in accordance with Clause 8.3 and the Company receives and retains the benefit of a refund of a tax or credit against income tax imposed on its profits (whether in the United Kingdom or any other territory in which the Company maintains a permanent establishment) or other tax liability which is attributable to the tax paid by the DP (a “Tax Credit”), then the Company shall reimburse such amount to the DP or, at the DP’s option, the DP may deduct the applicable amount from amounts payable to the Company hereunder, provided the Company is satisfied with the nature, amount and form of any such reimbursement, including the provision of tax certificates to determine the amount of tax withheld. The Company shall be deemed to have received and retained the benefit of a Tax Credit when such a claim for such credit has been agreed and accepted by the relevant tax authority. A Tax Credit shall be deemed to arise to the extent that the Company’s current year tax payments are lower than they would have been without the benefit of the said Tax Credit. Use of Tax Credits shall be determined under a first-in, first-out basis.

8.5	The DP may identify a Tax Credit for which the Company may be eligible and assist the Company in claiming such Tax Credit. In the event that the DP claims a reimbursement hereunder, the DP shall identify any such Tax Credit to the Company and provide all necessary information and assistance to the Company to claim such Tax Credit. The Company shall make reasonable efforts to claim Tax Credits so identified, save that the Company is under no obligation to claim a Tax Credit or pursue a Tax Credit that has been denied by tax authorities beyond the normal representations of the Company to such tax authorities. The Company will assist the DP in further pursuit of denied Tax Credits provided the DP bears all costs of external advice or representations to the tax authorities or other relevant levels of appeal.

8.6	In the event of an audit or other enquiry by any relevant tax authority related to taxes or Tax Credits related to the Services provided by the DP, the Parties shall provide such information to each other as may reasonably be regarded as necessary to comply with such audit, subject only to limitations imposed by law, confidentiality agreements with third parties, or where the information is deemed to be commercially sensitive.

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9.	ADDITIONAL OBLIGATIONS OF DP

In addition to other obligations of the DP set forth herein, the DP agrees as follows:

(a)	if the DP chooses to provide Services via the Space Segment, it shall do so subject to and in compliance with any applicable national laws and regulations, and shall use reasonable efforts to give effect to the Company’s desire to provide Services without discrimination on the basis of nationality;

(b)	to use all reasonable endeavours to obtain, and to use reasonable endeavours to require its Resellers to obtain, all necessary licences and approvals and otherwise to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the DP and to the provision of Services or the use of MESs for the provision of the Services via the Space Segment by the DP;

(c)	not to hold itself out as agent for the Company in any correspondence or other dealings relating directly or indirectly to the provision of the Services via the Space Segment; provided that the DP may use the Inmarsat Marks subject to the provisions of Clause 18 hereof; and

(d)	the DP shall be fully responsible for terrestrial interconnection of its LES(s) for the purpose of originating or terminating traffic, subject to applicable national law.

10.	ADDITIONAL OBLIGATIONS OF THE COMPANY

10.1	In addition to other obligations set forth herein, the Company agrees as follows:

(a)	to use all reasonable endeavours to procure and maintain all licences, approvals and government authorisations necessary to provide the Space Segment for provision of the Services by the DP hereunder and to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the Company;

(b)	notwithstanding the provisions of Clause 10.1(a) above, the procurement or maintenance of all licences, approvals or authorisations shall be at the reasonable discretion of the Company in any country where the relevant authority imposes fiscal or other requirements as a condition of granting such licence and such licences or conditions are likely to give rise to a financial liability on the Company during the term of this Agreement, subject to the following procedure being implemented:

(i)	as soon as possible after notification of such fiscal or other requirements, the Company shall inform the DP of the country requirements;

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(ii)	the Company shall consult with the DP if it wishes to provide the Services in such a country with a view to apportionment of costs between the Company and all other DPs that wish to provide Services in that country or structuring the delivery of the Services in a manner that will comply with the requirements of the relevant authority;

(iii)	where the Company and the DPs are unable to reach agreement on such an arrangement the Company may elect not to pursue a licence in that country or may rescind an already existing licence in that country;

(iv)	the total liability of the Company in relation to all such licences or authorisations for all countries in any calendar year shall not exceed****;

(v)	allocation of funds available between such countries shall be at the reasonable discretion of the Company;

(vi)	where additional DPs commence the provision of Services in that country, they will be required to contribute to the overall costs of maintaining such a presence in that country on the same basis as all other DPs providing Services in that country.

(c)	to use all reasonable endeavours in undertaking such steps as are necessary to assure that the Company is entitled to:

(i)	maintain orbital slots for the Satellites throughout the Term of this Agreement;

(ii)	maintain the numbering schemes of the Organization in effect prior to the Commencement Date; and

(iii)	maintain the authority to allocate MES identification numbers after the Commencement Date as necessary to perform its obligations hereunder; and

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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(d)	not to hold itself out as agent or principal of the DP in any correspondence or other dealings relating to the provision of the Services via the Space Segment.

10.2	The Company may engage in Generic Marketing to support and promote the Company’s brand and may work in conjunction with the DP on joint marketing activities.

10.3	The Company may also engage in Direct Marketing to individuals or entities, provided that:

(a)	the Company shall not contact MES users in the ESAS database for the purposes of conducting such Direct Marketing (but, for the avoidance of doubt, nothing in this Clause 10 or otherwise in this Agreement shall apply to or preclude the Company from conducting Direct Marketing or any other marketing (including but not limited to any marketing related to those activities referred to in Clause 2.8) using information contained in the ESAS database where such information is freely available to the Company from other sources);

(b)	the Company shall notify all DPs providing a particular Service in advance of any Direct Marketing being carried out in relation to that Service and shall provide to all such DPs full details of the proposed Direct Marketing;

(c)	the DPs providing a Service to which Direct Marketing is to relate shall have ten (10) Business Days from the date the notification is sent by the Company within which to comment on the Direct Marketing proposal and, in the absence of any objections within that time period from such DPs, the Company shall be free to proceed with that Direct Marketing;

(d)	if any DP providing the Service has objections to the Direct Marketing proposal, it shall notify the Company within the time period, giving full details of its objections and the rationale for such objections. The Company shall take any objections raised by such a DP into consideration and shall respond to such objections within five (5) Business Days of receipt. If the outstanding objections are resolved, the Company shall be free to proceed with the Direct Marketing; and

(e)	if outstanding objections referred to in paragraph (d) above are not resolved, the DP may propose an alternative solution. If the DP does not present a satisfactory solution or reasonable alternative recommendation, the Company may proceed with the Direct Marketing where at least one DP that provides that particular Service consents to the Direct Marketing.

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11.	NETWORK PERFORMANCE

11.1	The Company shall provide, or shall procure the provision of, the operations infrastructure necessary to support the operation of the Satellites through which the Services are provided, and shall use its reasonable endeavours to achieve the Network Performance Objectives set out in Annex H.

11.2	The Company shall not incur any financial liability to the DP if the performance of any of the Satellites or of the operations infrastructure fails to achieve the Network Performance Objectives specified in Annex H.

11.3	In the event that the Company fails to meet the minimum Network Performance Objectives set forth in Annex H, then the DP shall receive outage credits for any traffic commitment owed to the Company or other fixed-period Service affected by such outage subject to the following terms:

(a)	no allowance or credit will be made for any unavailability, delay or interruption in the availability of a Service which is of less than one hour’s duration;

(b)	any such unavailability, delay or interruption which is of one hour or more duration shall be credited to the DP in an amount equal to the proportionate charge in one hour multiples for each one hour, or major fraction thereof during which such unavailability, delay or interruption has occurred; and

(c)	in the event that the Company relocates a Satellite or substitutes a Satellite of one generation with a Satellite of another generation and, as a result thereof, the DP is unable to meet a traffic commitment that it undertakes prior to such relocation or substitution, then the DP shall be excused from such traffic commitment.

For the avoidance of doubt, during contingency operations following the failure of a Satellite, the Company will endeavour to provide Satellite capacity to enable the DP to continue to pass commercial traffic. The arrangements by which the DP chooses to access this Satellite capacity remain the responsibility of the DP.

12.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

12.1	The Company represents and warrants to the DP that the following statements are true and accurate as regards the Company as of the date of the signing of this Agreement and, if such date is prior to the Commencement Date, they are deemed to be repeated on the Commencement Date:

(a)	the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of the Company;

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(b)	the Company owns or leases the Satellites and has a right to use the orbital slots and associated frequency spectrum for the Satellites and associated frequency spectrum for the Satellites, such spectrum access and use being subject to annual revision and associated agreements being reached between Satellite operators. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Company from procuring capacity on a satellite owned by a third party for the provision of Services should the Company wish to do so provided that the Company shall comply with all of its own obligations under this Agreement, including, without limitation, the Network Performance Objectives specified in Annex H;

(c)	this Agreement constitutes the legal, valid and binding obligations of the Company;

(d)	the Company has obtained all clearances, telecommunications and other licences, consents and approvals necessary to enable it to operate the Space Segment for the provision of the Services; and

(e)	the Company is in compliance with any applicable telecommunications or other law and regulation of the United Kingdom and any other relevant country governing any ground-based part of the Space Segment.

12.2	The DP represents and warrants to the Company that the following statements are true and accurate as regards the DP as of the date of signing of this Agreement and, if such date is prior to the Commencement Date, they are deemed to be repeated on the Commencement Date:

(a)	the execution, delivery and performance of this Agreement have been duly authorised by all necessary corporate action on the part of the DP;

(b)	this Agreement constitutes legal, valid and binding obligations of the DP; and

(c)	the DP has obtained all clearances, telecommunication and other licences, consents and approvals necessary to enable the DP to operate its Land Earth Station(s) for the provision of the Services; and

(d)	the DP has required its Resellers to obtain all necessary licences and approvals and otherwise to comply with all statutes, by-laws, regulations and requirements of any government or other competent authority applicable to the provision of the Services via the Space Segment.

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13.	DISCLAIMERS OF LIABILITY

Telecommunications Breakdown and Application of Barring Procedures

13.1	Subject to this Clause 13, the DP agrees that the Company (for itself and as trustee for the benefit of the other Indemnitees, as defined in Clause 13.8 herein) shall not be liable, to the DP, its Affiliates, Resellers, customers or other End Users for any direct or indirect loss of profit, indirect or consequential loss, damage or expense, including, without limitation, loss of goodwill, business opportunity, anticipated savings, loss of profits or revenues, loss of distribution rights, abortive expenditure or damage to property and injury or death to persons, arising from or in connection with: (i) any Telecommunications Breakdown, regardless of cause including, but without limitation, satellite or other equipment failure or malfunction, or any unavailability, delay or interruption of telecommunications services caused as a result thereof; or (ii) any suspension of service to a mobile earth station resulting from actions by the Company acting in good faith at the request of the DP or other DPs in accordance with the Barring Procedures set out in X-OP-105, provided always that nothing in this Clause 13.1 shall limit the Company’s liability for (a) death or personal injury resulting directly from the Company’s negligence; (b) breach by the Company of the obligations arising from section 12 of the Sale of Goods Act 1979; or (c) fraud on the part of the Company.

13.2	Notwithstanding Clause 13.1, the Company shall compensate the DP for loss in the event that the Telecommunications Breakdown described in Clause 13.1 above is caused by the wilful or reckless act or a knowing or reckless omission of the Company in circumstances where the Company knew that such act would have such effect or was reckless as to whether or not such act or omission would have such effect.

13.3	In the event of the Company becoming liable in accordance with Clause 13.2 to compensate the DP, the loss suffered by the DP shall be deemed to be, and limited to, a proportionate part of the DP’s Relevant Net Revenues (as defined in Clause 13.4) calculated by reference to each hour or fraction of an hour (being not less than one quarter) during the period of time in which the Telecommunications Breakdown occurred. The Company shall pay such amount to the DP, provided that in no circumstances shall the aggregate amount payable by the Company to the DP and all other DPs affected by such Telecommunications Breakdown under this Clause 13.3 in respect of all occurrences or series of occurrences arising out of the same proximate cause in any calendar year, exceed ten million United States dollars (U.S. $10 million). In calculating the amount payable, account will be taken of variations in the volumes of traffic at different times based on the average diurnal profile for the Ocean Region in which the DP is located.

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13.4	For the purpose of Clause 13.3, the term “DP’s Relevant Net Revenues” means the DP’s proportional share (based on overall system traffic) of the gross revenues received by all DPs affected by such Telecommunications Breakdown from the provision of Services by all affected DPs during the twelve (12) months preceding the first incident giving rise to the claim less: (i) the amount of Charges that were payable to the Company in relation to such revenues; and (ii) the variable land-line charges associated therewith (subject to the ten million United States dollars (U.S. $10 million) limitation set forth in Clause 13.3).

Disclaimers to be Passed on to End Users

13.5

(a)	The DP shall use commercially reasonable efforts to incorporate, and to require that Resellers incorporate, in the terms and conditions applicable to any customers and End Users to which the DP or its Resellers provide Services following the Commencement Date, disclaimers of liability substantially similar to (but in no case less broad than) that set forth in Clause 13.1 in favour of the Company, the Company’s Affiliates and itself. Such disclaimers shall be in form or substance consistent with the disclaimer set forth in Annex E, or as close to such form as is permitted by the applicable law.

(b)	The Company shall, through the PSA, procure that any End User of the Services, as a condition of service activation, must sign a written waiver of liability vis-à-vis the Company and the DP (or all DPs collectively) for any loss, damages or associated costs arising in connection with the provision of Services to the maximum extent to which the Company and the DP are legally permitted to waive such liability.

Damage to Space Segment or Loss of Services

13.6	Subject to the exclusions set out in Clause 13.7 below, the DP shall be liable to the Company, and shall indemnify and hold the Company harmless vis-à-vis claims by any third party (including but not limited to other DPs) against the Company, for any loss or damage to the Space Segment caused by any act or omission of the DP, its Resellers, contractors, employees, agents, lessees or assignees, or any of them (which in no case shall exceed the sum of one hundred million United States dollars (U.S. $100 million) in any calendar year), except that the DP shall have no liability to the Company for loss or damage arising out of the provision of Services by the DP via the Space Segment in a manner authorised by this Agreement (subject to Clause 6.4 above), the LES Technical Criteria and Operating Procedures, or as otherwise authorised in writing by the Company.

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13.7	Nothing in this Agreement shall exclude or limit the liability of either Party for death or personal injury resulting from such Party’s own negligence in any jurisdiction where, as a matter of law, such liability cannot be excluded or limited and, save as specified in Clauses 13.9 and 13.11 below, neither Party shall be liable for any indirect, special, punitive, incidental or consequential damages arising out of or under this Agreement.

Indemnities

13.8	As used in this Clause 13, the term “the other Indemnitees” means any Affiliate or director, officer, employee or agent of an Indemnified Party (as defined below) or of its Affiliate.

13.9	Either Party (the “Indemnifying Party”) shall indemnify the other Party (the “Indemnified Party”) and the other Indemnitees from and against any direct or indirect loss, damage, liability or expense arising from any claim by a third party, pursuant to or in connection howsoever with any libel, slander, or invasion of privacy or any allegation thereof by the Indemnifying Party, its Affiliates, Resellers or customers, as the case may be, arising in connection with the provision of Services via the Space Segment (provided that, for the purpose of this Agreement, other DPs shall not be deemed to be the “customers” of the Company and the Company shall not be obligated to indemnify the DP for claims arising hereunder that are attributable to another DP).

13.10	Notwithstanding the foregoing, neither Party shall be under any obligation to indemnify the other Party or the other Indemnitees of the other Party under this Clause if any such claim would have arisen against the Party seeking indemnification under this Clause 13 regardless of the alleged acts or omissions of the Party from which indemnification is sought or those of its Affiliates, Resellers or customers.

13.11	The DP shall indemnify the Company and the other Indemnitees from and against all direct or indirect loss, damage, liability or expense arising from any claim by any third party resulting from or arising in connection with any event which is required to be disclaimed under Clause 13.5 above. For the purpose of this Clause 13.11, the DP shall be deemed to be the Indemnifying Party and the Company shall be deemed to be the Indemnified Party.

Defence of Indemnified Claims

13.12

With respect to any claim for damage or loss that is required to be indemnified hereunder, the Indemnifying Party shall, at its own expense, defend any such claim subject to the conditions that the Indemnified Party (or, as the case may be, the other Indemnitees) shall give the Indemnifying Party reasonable notice of the receipt of any such claim, and provide such cooperation to the Indemnifying Party as is reasonably necessary for the defence of the claim, including, without

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prejudice to the generality of the foregoing, the filing of all pleadings and other court processes, the provision of all relevant information and documents, and providing reasonable access to relevant employees.

13.13	If, in the event of any claim subject to Clause 13.12, the applicable law does not permit the Indemnifying Party to defend the claim as contemplated herein, then the Indemnified Party shall conduct its defence under instructions from the Indemnifying Party and shall not make any admissions, settlements or compromises without the prior written consent of the Indemnifying Party.

13.14	The provisions of Clause 13.6 through 13.13 regarding indemnification shall survive the expiration or termination of the Agreement.

14.	VARIATION

14.1	The Company may at any time vary the specification of the Services provided that such variation applies wherever practical to all DPs in a non-discriminatory manner.

14.2	The Company shall notify the DP in writing of any intended variation to the Services as soon as reasonably practicable and, in any event, no less than thirty (30) days prior to the date on which the Company intends to implement such variation, except in the case of an Operational Emergency, in which case the Company may make such variation without notice to the DP. Following an Operational Emergency the Company shall provide notice of any variation to the DP as soon as is reasonably practicable.

15.	INSURANCE

15.1	The Company and the DP shall each maintain either liability insurance from a third party insurer or self-insurance in an amount sufficient to cover the indemnities which each Party has granted, respectively, under this Agreement, to the other Party. Each Party shall, upon request of the other Party, provide the other Party with evidence of such insurance or, as the case may be, net asset value that is sufficient to cover the indemnities granted under this Agreement.

15.2

In addition to the insurance described in Clause 15.1 above, the Company shall obtain and maintain insurance, to the extent that insurance is available on commercially reasonable terms that are acceptable to the Company (in a commercially reasonable amount that is standard for the satellite communication services industry) to cover third party claims resulting from telecommunications breakdown of any nature whatsoever that relates to the availability of the Space Segment. At its option, the DP shall be named as an additional insured on such policy, in

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which event the DP shall be required to contribute, along with other DPs, to the cost of such insurance policy. Any such contribution will become payable within thirty (30) days of the date of the receipt by the DP of an invoice from the Company. The Company shall also provide such other information about such insurance policy as the DP may reasonably request.

16.	CONFIDENTIALITY

16.1	“Confidential Information” means all information of a confidential nature disclosed (whether in writing, orally or by another means and whether directly or indirectly) by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) whether before or after the date of this Agreement including, without limitation, information relating to the Disclosing Party’s business affairs, products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets and market opportunities.

16.2	During the term of this Agreement and after termination or expiration of this Agreement for any reason the Receiving Party:

(a)	shall keep the Confidential Information confidential;

(b)	may not disclose the Confidential Information to another person except with the prior written consent of the Disclosing Party or in accordance with Clauses 16.3 and 16.4; and

(c)	may not use the Confidential Information for a purpose other than the performance of its obligations under this Agreement.

16.3	During the term of this Agreement the Receiving Party may disclose the Confidential Information to the following to the extent reasonably necessary for the purposes of this Agreement:

(a)	its employees;

(b)	third parties as required to comply with applicable laws or regulations including that of any Governmental Body or regulatory authority (including but not limited to the U.S. Securities and Exchange Commission or any other listing or securities authority) or as required as part of a debt financing or financial restructuring process;

(c)	its professional advisers; or

(d)	rescue agencies for the purposes of assisting in distress and safety missions,

(each a “Recipient”).

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16.4	Subject to Clause 16.7, the Receiving Party shall ensure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a Party to this Agreement.

16.5	Clauses 16.1 through 16.4 do not apply to Confidential Information which:

(a)	at the date of this Agreement, or at any time after the date of this Agreement, comes into the public domain other than through breach of this Agreement by the Receiving Party or a Recipient;

(b)	can be shown by the Receiving Party to the Disclosing Party’s reasonable satisfaction to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

(c)	subsequently comes lawfully into the possession of the Receiving Party from another.

16.6	Upon request from the Disclosing Party the Receiving Party shall promptly return to the Disclosing Party or destroy (as requested) all copies of Confidential Information.

16.7	Without limiting the generality of Clause 16.3(b) above, either Party may disclose all or part of the terms of this Agreement to the extent necessary to comply with the requirements of any United Kingdom, United States or other listing or securities filing authority should that Party seek such listing or filing for itself or, if part of a wider group of companies, should its direct or indirect parent company so seek such listing or filing.

16.8	For the avoidance of doubt, in order to ensure that Confidential Information disclosed by the DP in accordance with the provisions of this Agreement does not unfairly advantage the Company in circumstances where the Company makes direct or indirect sales of Space Segment and/or the Services during the Term, the Company shall ensure that all such Confidential Information received from the DP is held securely and its access isolated from any activities undertaken by the Company as part of any wider distribution role.

17.	PUBLICITY

17.1.	The DP shall not release and shall use its best efforts to ensure that none of its Resellers or Customers release into the public domain without the prior written approval of the Company (such approval not to be unreasonably withheld or delayed) any publicity, including but not limited to news releases, articles, brochures, advertisements or prepared speeches concerning this Agreement or the Service(s) performed or to be performed under this Agreement.

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17.2.	In order for the Company to provide the approval referred to in Clause 17.1 above, the Company shall be given a reasonable time to review the proposed publicity prior to the date scheduled for its release. The Company reserves the right to refuse, amend, or delay publication in the event it believes that such publication may:

(a)	be misleading, inaccurate or otherwise breach any laws or regulation;

(b)	cause material damage or loss to the Company or its reputation; or

(c)	breach any term of this Agreement (including, but not limited to, the Trade Mark Licence Agreement and the Branding Guidelines).

17.3.	The Company shall be entitled to release general publicity or other information into the public domain without the prior written approval of the DP. The Company shall, however, consult with the DP when the information or publicity is specific to the DP or concerns this Agreement, concerning the content and timing of information releases including but not limited to news releases, articles, brochures, advertisements, prepared speeches, to be made by the Company or any of its sub-contractors concerning this agreement or the service(s) performed or to be performed under this Agreement.

17.4.	For the avoidance of doubt and as stated above in Clause 16.7, either Party may disclose all or part of the terms of this Agreement to the extent necessary to comply with any United Kingdom, United States or other listing or securities filing authorities should the Party seek such listing or filing for itself or, if part of a wider group of companies, its direct or indirect parent should so seek such listing or filing.

18.	INTELLECTUAL PROPERTY

18.1	The Company represents and warrants that it owns, or has a valid licence to use, certain patents, trade secrets, copyrights and other intellectual property embodied in the LES Technical Criteria and Operating Procedures. This Agreement confers upon the DP the right to enter into a royalty-free licence agreement with the Company, the form of which is set forth in Annex M, to use such patents, trade secrets, copyrights or other intellectual property embodied in the LES Technical Criteria and Operating Procedures as may be necessary for the DP to provide Services in accordance with the terms and conditions of this Agreement and shall provide no other rights of ownership or of use unless otherwise expressly provided for herein, or as otherwise mutually agreed by the Parties.

18.2

The Company represents and warrants, and the DP acknowledges and agrees, that the Company owns or has authority to use or to sub-licence the Inmarsat Marks particularised in the Trade Mark Licence Agreement, a form of which is set forth in Annex L. The DP shall not obtain

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any ownership interest in or any licence to use the Inmarsat Marks, except as provided for in the Trade Mark Licence Agreement which the DP and the Company have executed on the Commencement Date. The DP shall have no authority to authorise any Reseller, Customer, agent or other entity to use the Inmarsat Marks, except as expressly permitted by the Company in an executed licence agreement between the Company and such Reseller, customer, agent or other entity.

19.	TIME LIMITS

Any period of time referred to in this Agreement shall be counted from the day following the event marking the start of the period of time and shall end on the last day of the period laid down. When the last day of a period of time is not a Business Day, the period shall be extended to the next Business Day.

20.	AMENDMENTS

Save where otherwise expressly permitted hereunder, the terms and conditions of this Agreement shall not be amended or modified in any manner by the Parties except by agreement in writing signed by both Parties, provided always that the Company may amend or vary any of the Annexes upon provision to the DP of sixty (60) days prior written notice or compliance by the Company with the notice period and procedures for consultation particularised in such Annexes. Within such sixty (60) day period, or such other period as stated in the relevant Annexes, as the case may be, the Company shall endeavour to give at least a thirty (30) day period to the DP for the purpose of consultation. For the avoidance of doubt, nothing in this Clause 20 shall restrict or reduce any notice periods or periods of consultation particularised in the Annexes.

21.	SUSPENSION OF AUTHORIZATION

21.1	If the DP fails to comply with any material term of this Agreement, then the Company may give to the DP written notice which shall specify the term or terms of this Agreement in respect of which the DP is in breach. If the DP fails to cure the breach within a period of thirty (30) days from the date of such notice (or such longer period as may be permitted by the Company), the Company may suspend the Authorisation at any time thereafter upon giving written notice to the DP, except that such thirty (30) day period may be shortened in the event of an Operational Emergency or as otherwise provided for in this Agreement, particularly in Clauses 6 and 7.12.

21.2

The Company’s right of suspension in this Clause 21 shall operate without prejudice to the rights of the Company to suspend the Authorisation under other express provisions of this Agreement or to terminate this Agreement in accordance with Clause 22. Notwithstanding the foregoing, in the

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event that the Company does not terminate the Agreement in whole or in part, or cannot do so consistent with Clause 22, then the Company shall lift the suspension of the Authorisation on the date on which the DP resumes compliance with the terms of this Agreement.

22.	TERMINATION

Termination for Cause

22.1	Either Party (the “Initiating Party”) may terminate this Agreement with immediate effect by notice in writing to the other Party (the “Breaching Party”) on or at any time after the occurrence of any of the following events:

(a)	a material breach by the Breaching Party of an obligation under this Agreement where, if the breach is capable of remedy, the Breaching Party fails to remedy the breach within forty-five (45) days starting on the Business Day after receipt of notice from the Initiating Party giving particulars of the breach and requiring the Breaching Party to remedy the breach, and provided always that the Company may terminate the entire Agreement irrespective of whether or not such breach is restricted to an individual Service;

(b)	the Breaching Party passes a resolution for its winding up or a court of competent jurisdiction makes an order for the Breaching Party’s winding up or dissolution;

(c)	an administration order is made in relation to the Breaching Party or there is an appointment of a receiver over, or an encumbrancer taking possession of or selling, an asset of the Breaching Party; or

(d)	the Breaching Party makes an arrangement or composition with its creditors generally or makes an application to a court of competent jurisdiction for protection from its creditors generally.

22.2	The Company may additionally terminate this Agreement in whole or in part in any of the following circumstances:

(a)	immediately upon written notice to the DP if the DP fails to pay outstanding invoices such that the provisions of Clause 7.13 are invoked; or

(b)	immediately upon written notice to the DP upon a change of Control of the DP.

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22.3	The DP may terminate this Agreement if the DP ceases to distribute the Services, directly or indirectly, for any reason, other than a Force Majeure Event, on six (6) months’ prior written notice to the Company.

Termination for Convenience

22.4	During the Term, the DP may terminate this Agreement for its convenience upon at least twelve (12) months written notice to the Company.

23.	CONSEQUENCES OF TERMINATION

Payment of Charges

23.1	Upon the termination or expiration of this Agreement for whatever reason, any outstanding indebtedness of the Parties to one another shall become immediately due and payable together with any interest due (calculated in accordance with Clause 7.10) up until the date of payment, provided that the Company shall refund the DP the amount of any Charges that the DP has prepaid for any period of time after the date of termination (provided that, in the event that the Agreement is terminated due to the default of the DP or at the DP’s convenience, then such amount shall be subject to adjustments in favour of the Company to recapture the pro rata amounts of any discount that the DP may have received by virtue of such prepayment).

23.2	The amounts payable by the DP to the Company upon termination or expiration of this Agreement shall include any Charges that would have been payable in accordance with the terms of any traffic commitments (such as take-or-pay commitments) mutually agreed by the Parties, subject to the relevant provisions of this Agreement unless the Agreement is terminated due to a material default by the Company, in which case, such traffic commitment-related Charges that are in excess of the Services actually taken in accordance with such commitment shall not be payable.

Other Consequences

23.3	Upon the termination or expiration of this Agreement for whatever reason, the Company shall no longer be obligated to provide telecommunications services via the Space Segment to the DP and the DP shall cease to provide Services via the Space Segment through those of its LES(s) that are within the scope of the termination. In addition:

(a)	The Trade Mark Licence Agreement and the IPR Licence Agreement shall immediately terminate in accordance with their terms.

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(b)	The Parties shall each return to the other or, if requested by the Disclosing Party (as defined in Clause 16), destroy all Confidential Information belonging to the other Party. Any destruction of documents must be confirmed in writing to the Disclosing Party.

23.4	Upon termination of this Agreement, the DP shall use its reasonable endeavours to make or assist with any transitional arrangements necessary to meet the continuing needs of its Resellers, End Users and/or customers for the Services formerly provided by the DP.

23.5	The rights set forth in this Clause 23 shall not prejudice any other right or remedy of either Party, at law, subject to Clause 32.

24.	FINANCIAL SECURITY

24.1	If the Company determines, as a condition of entering into this Agreement or at any time during the term of this Agreement, that it would be commercially prudent to obtain financial security against the DP failing to perform any of its obligations under this Agreement, the Company shall be entitled, following reasonable consultation with the DP, to require the DP to provide such financial security in an amount and form that the Company, acting reasonably, deems appropriate.

24.2.	Failure by the DP to provide such financial security within and for the time period stipulated by the Company shall be deemed to be a material breach of the DP’s obligations under this Agreement.

24.3.	In the event of a financial security (including, without limitation, a guarantee) being given by the DP or on the DP’s behalf pursuant to this Clause 24, the terms of the financial security shall be subject to review by the Company from time to time.

25.	ASSIGNMENT AND SUBCONTRACTING

25.1	The DP may not assign or transfer a right or obligation under this Agreement, except that it may assign any of its rights or transfer any of its obligations to:

(a)	any Affiliate of the DP pursuant to any intra-group reconstruction or reorganisation of the DP or of its business; or

(b)	a third party,

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with the prior written consent of the Company, which consent shall not be unreasonably withheld and provided always that in either circumstance the DP shall remain liable to the Company for all of its obligations under this Agreement.

25.2	The Company shall have the right to assign or novate this Agreement in whole or in part:

(a)	to its ultimate holding company or a subsidiary or an Affiliate of any tier at its absolute discretion; or

(b)	to any other third party with the consent of the DP, such consent not to be unreasonably withheld or delayed.

26.	WAIVER

26.1	No delay in exercising or failing to exercise by either Party of any right or remedy hereunder and no custom or practice of the Parties at variance with the terms hereof shall constitute a waiver of any of the Parties’ rights or remedies hereunder.

26.2	No waiver by either Party of any particular default by the other Party shall affect or impair either Party’s rights in respect of any subsequent default of any kind by the other Party, nor shall any delay or omission of either Party to exercise any rights arising from any default affect or impair a Party’s rights in respect of the said default or any other default of the other Party hereunder. Subsequent acceptance by the Company of any payments by the DP shall not be deemed a waiver of any preceding breach by the DP of any of the terms or conditions of this Agreement.

27.	INVALIDITY

Should any provision of this Agreement be found to be invalid, illegal or unenforceable under the laws of any relevant jurisdiction in any respect, the invalid, illegal or unenforceable aspects of such provision shall be given no effect and shall be deemed not to be included in this Agreement without invalidating any of the remaining provisions of this Agreement. The Parties shall forthwith enter into good faith negotiations to amend the Agreement in such a way that, as amended, is valid, legal, enforceable and, to the maximum extent possible, reflects the intended effect of the invalid, illegal or unenforceable provision.

28.	FORCE MAJEURE

28.1	In this Clause, “Force Majeure Event” means an event beyond the reasonable control of a Party (“the Affected Party”) including, without limitation, strike, lock out or labour dispute (except

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where the same solely relates to the Affected Party’s workforce), act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, regulation or direction (other than as a result of an act or omission of the Affected Party), accident, breakdown or unavailability of plant or machinery, fire, flood, storm, difficulty or increased cost in obtaining workers, goods or transport, externally caused transmission failure or Satellite failure or Satellite launch failure or delay or satellite malfunction which in every case is not reasonably foreseeable and is beyond the reasonable control and without the fault or negligence of the Affected Party.

28.2	If the Affected Party is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event:

(a)	the Affected Party’s obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

(b)	as soon as reasonably possible after the start of the Force Majeure Event the Affected Party shall notify the other Party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

(c)	the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

(d)	as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other Party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

28.3	If the Force Majeure Event continues for more than six (6) months starting on the day the Force Majeure Event starts, a Party may terminate this Agreement by giving not less than thirty (30) days prior written notice to the other Party.

29.	NOTICES

29.1	A notice under or in connection with this Agreement (a “Notice”):

(a)	shall be in writing;

(b)	shall be in the English language; and

(c)	shall be delivered personally or sent by first class post (and air mail if overseas) or by fax or by electronic mail (email) to the Party due to receive the Notice at the address specified in Clause 29.2 or to another address specified by that Party by not less than seven (7) days’ written notice to the other Party received before the Notice was despatched.

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29.2	The address referred to in Clause 29.1 is:

(a)	in the case of The Company:

Address: 99 City Road, London, EC1Y 1AX, United Kingdom

Fax: +44 (0)20 7728 1602

****

and a copy to:

Address: 99 City Road, London, EC1Y 1AX, United Kingdom

Fax: +44 (0)20 7728 1602

****

(b)	in the case of the DP:

Address:

Fax:

Email:

Marked for the attention of [•];

[and a copy to:

Address:

Fax:

Email:

Marked for the attention of [•]:

29.3	A Notice is deemed given:

(a)	if delivered personally, when the person delivering the notice obtains the signature of a person at the address referred to in Clause 29.2;

(b)	if sent by post, except air mail, two Business Days after posting it;

(c)	if sent be electronic mail (e-mail), on the date of sending;

(c)	if sent by air mail, six Business Days after posting it; and

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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(d)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

30.	LANGUAGE AND COMMUNICATIONS

30.1	All documentation and communications required under this Agreement shall be in the English language.

30.2	All communications pertinent to the Authorisation shall be made in writing.

31.	ENTIRE AGREEMENT AND RELATIONSHIP OF PARTIES

31.1	This Agreement, together with its Annexes, constitutes the entire agreement between the Parties and supersedes any prior understandings and communications, whether written or oral, between the Parties relating to the matters addressed herein.

31.2	The Parties intend that the relationship created between them by this Agreement shall be as independent contractors. This Agreement is not to be construed in any way as creating any partnership, principal-agent, master-servant, joint venture or other similar relationship between the Parties.

32.	SETTLEMENT OF DISPUTES

32.1	The Parties shall use all reasonable endeavours to resolve any dispute amicably, which shall include the escalation of such dispute to senior management who shall meet to discuss the resolution of same in good faith within thirty (30) calendar days of a notice being served requesting such meeting and setting out the relevant particulars of the dispute.

Disputes to be determined by an expert

32.2

With respect to any matter or dispute that is required by the express terms of this Agreement to be resolved by an expert under this Clause, the matter or dispute, on the application of either Party, shall be referred for resolution to an independent firm of internationally recognised chartered accountants in London that is agreeable to both Parties or, failing agreement within thirty (30) days from the date on which the matter or dispute arises, to be selected by the President (for the time being) of the Institute of Chartered Accountants in England and Wales. Once engaged, the firm shall act as an expert and not as an arbitrator and shall be charged by the Parties to render its decision within ninety (90) days of the date of submission of the matter or dispute in question or within such shorter period as may be agreed by the Parties. Any determination rendered by the expert shall be binding on the Parties, provided that either Party

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may invoke the arbitration procedures under Clause 32.5 to review the decision of the expert; provided further, however, that the appealing Party shall bear all of the expenses of the arbitration and of the other Party (in relation to its participation in the arbitration) (the amount of which is to be determined by the arbitral tribunal) in the event that the arbitration affirms the determination of the expert (notwithstanding the provisions of Clause 32.4).

32.3	The DP and the Company undertake to give all necessary information and assistance to the expert, including making all relevant accounting records available on a timely basis in order to resolve the matter in dispute.

32.4	Except as provided in Clause 32.2 above, the Company and the DP shall each bear their own costs and expenses in connection with the resolution of the dispute. The costs and expenses of the expert shall be paid in equal shares by the Parties.

Disputes to be determined by arbitration

32.5	Subject to Clause 32.6, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (LCIA) presently in force (“the Rules”). The appointing authority shall be the LCIA. Unless otherwise agreed by the Parties, the number of arbitrators shall be three (3) (of whom each Party shall select one (1) and the third to be agreed by the other two (2) arbitrators). The language of the arbitration shall be English and the place of arbitration shall be London. Any arbitration award rendered in accordance with this Clause shall be final and binding on the Parties. The Parties waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made.

32.6	For the avoidance of doubt, any dispute, controversy or claim which is required by the terms of this Agreement to be resolved by an expert under Clause 32.2 may be referred to arbitration in accordance with Clause 32.5 only after the expert has rendered his determination under Clause 32.2.

32.7	Notwithstanding Article 25.3 of the Rules, any Party may apply to any state court or other judicial authority for interim or conservatory measures at any stage prior to, or after, the commencement of an arbitration under Clause 32.5.

32.8	The DP irrevocably:

(a)	consents generally in accordance with the State Immunity Act 1978 to relief being given against it in England or any other jurisdiction by way of injunction or order for specific

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performance or for the recovery of any property whatsoever or other provisional or protective measures and to its property being subject to any process for the enforcement of a judgment or any process effected in the course or as a result of any action in rem; and

(b)	waives and agrees not to claim any immunity from suits and proceedings (including actions in rem) in England or any other jurisdiction and from all forms of execution, enforcement or attachment to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws, and in particular the United States Sovereign Immunities Act of 1976.

32.9	Each Party irrevocably waives any objections to the jurisdiction of any court referred to in Clause 32.7.

33.	COUNTERPARTS

This Agreement may be entered into by the Parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

34.	COSTS OF THIS AGREEMENT

Each Party shall bear its own costs in relation to the preparation, execution and performance of this Agreement.

35.	RIGHTS OF THIRD PARTIES

A third party that is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any right of a Party to this Agreement to enforce any term of this Agreement for and on behalf of such third party where applicable.

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36.	GOVERNING LAW

36.1	The construction, validity and performance of this Agreement and all matters arising from or connected with it are governed by English law and, save for any application for injunctive relief made by either Party (which may be made in any court of competent jurisdiction), any dispute or difference of any kind whatever arising under, out of, or in connection with this Agreement shall be subject to the provisions of Clause 32 herein.

36.2	If so requested in writing by the Company the DP shall, within thirty (30) days of such request, appoint an agent for service of process or any other document or proceedings in England in relation to the subject matter of this Agreement, and shall notify the Company forthwith. The address of the Company for service of such process and any other such document or proceedings shall be that specified in Clause 29, unless and until any alternative address is notified to the DP for that purpose.

AS WITNESS duly authorised representatives of the Parties have signed this Agreement on the day and year above written.

SIGNED by	)
for and on behalf of	)
Inmarsat Global Limited	)

SIGNED by [NAME]	)
for and on behalf of	)
[•DP•]	)

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Space Segment Access Agreement Annex A

INMARSAT LES TECHNICAL CRITERIA AND OPERATING PROCEDURES

The Technical Criteria and Operating Procedures listed in this Annex are incorporated into this Agreement by reference.

Technical criteria for Inmarsat Land Earth Stations are contained in the following documents and subsequent Change Notes, as appropriate. Recommended Test Procedures are associated with the appropriate documents for the purposes of LES authorisation for access to the Inmarsat Space Segment. Operating procedures are listed in the Attachment to this Annex.

Document Title	Issue/	Date	Subsequent Change Notes
Inmarsat Aeronautical System Definition Manual	CD003 (excl. CN94)	02/01	CN94

Inmarsat-M/B System Definition Manual	3.0	09/00

Inmarsat mini-M System Definition Manual [Includes: GAN(M4),Fleet(F), Swift64 (Aero M4)]	CD007	07/03

Inmarsat-C System Definition Manual	CD004	11/04	CN 140, 141bis, 142, 143bis, 144bis, 145, 146, 147bis.

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Space Segment Access Agreement Annex A

Document Title	Issue/	Date	Subsequent Change Notes
Inmarsat-D/D+ System	CD001	07/03
Definition Manual

Inmarsat-D/D+ System
Definition Manual
Appendix 7 (D2 Mode)	002	11/06

Inmarsat-M/B and mini-M
Mobility Management System
Definition Manual (MOBMAN)	1.2
Inmarsat-M/B and mini-M	CN001	03/00

Mobile Packet Data System	3.0
[MPDS (IPDS)]	CN009	12/05

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Space Segment Access Agreement Annex A

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
INMARSAT – C
General & Admin

C-ID-003	List of the Inmarsat-C LESs and the Test MES International Mobile Numbers (IMN)	6	June 00

C-ID-004	DELETED AS OBSOLETE

C-OP-005	Maintenance of the Inmarsat-C Assignable Frequency Lists	2	Apr 00

C-OP-007	Transmission of Service Announcements in the Inm-C System Using Enhanced Group Calls (EGC)	5	July 00

C-OP-009	DELETED AS OBSOLETE

C-OP-010	Management of EGC Closed Networks IDs and Data Network IDs in Inmarsat-C System	6	Jan 06

C-OP-011	LES Bulletin Board and NCS LES Descriptor Maintenance	3	Sept 00

C-OP-012	Procedure for the LESO’s PSA in aiding the Removal of Ghost Data Network (ID) (DNID) From a Decommissioned MES	1	Jan 06

Reporting Procedures

C-OP-104	Processing of Ship-to-Shore Distress Alerts and Handling the Follow-up Distress Communications	4	Aug 06

LES Procedures

C-OP-305	Inmarsat-C Land Earth Station Verification Test Procedures	9	May 05

C-OP-306	Inmarsat-C Land Earth Station Line Up Procedures and Operation Checks	4	June 01

Contingency Technical Procedures

Attach 1	Example of a New LES Definition	02/01	June 01

Attach 2	LAPB Parameters	02/01	June 01

C-OP-505	Inm-C NCS Contingency Procedures	5	Jan 07

Attach 1	LES Information	02/07	Jan 07

C-OP-506	Protection of Inmarsat-C Operations in the Event of Channel Interference	4	1 Oct 00

Attach 1	Pool of Spare Frequency Slots for Inmarsat-C Network	10/00	1 Oct 00

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Space Segment Access Agreement Annex A

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
INMARSAT – D

General & Admin

D-OP-005	Maintenance of the Inmarsat-D Assignable Frequency Lists	1	1 Jan 96

D-OP-011	Inmarsat-D Bulletin Board Maintenance Procedure1	1	Nov 98

LES Procedures

D-OP-301	Inmarsat-D LES Verification Test Procedures	2	1 Sep 97

D-OP-302	Inmarsat-D LES Line-Up Procedures and Operations Checks	2	1 Nov 97

Contingency Technical Procedures

D-OP-505	Inmarsat-D LES Transmitting Bulletin Board Contingency Procedures	1	1 Dec 95

D-OP-506	Degradation of Blockage of Inmarsat-D Operation1	1	Dec 95

INMARSAT – F

Reporting Procedures

F-OP-104	Processing of Inmarsat Fleet F77 Distress, Urgency and Safety Priority Access Requests And the Handling of such calls	2	May 07

Attach 1	List of Rescue Co-ordination Centres (RCCs) Associated with Inmarsat Land Earth Stations operating within the Global Maritime Distress and Safety System	3	Aug 06

INMARSAT – M/B

General & Admin

M/B-ID-007	List of Inmarsat-M/B LESs and the Test MES International Mobile Numbers (IMN)	4	Oct 02

Reporting Procedures

B-OP-104	Processing of Inmarsat-B Ship-to-Shore Distress priority access request and handling the follow-up distress calls	4	May 07

LES Procedures

M/B-OP-301	LES Phase 3 Verification Test Procedures	5	July 03

Attachment 1	C-Band Signalling	3	July 03

Attachment 2	NCS/LES Interworking Test Procedure	1	July 03

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Space Segment Access Agreement Annex A

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
M/B-OP-302	LES Line-Up and Interworking Tests Prior to Entering Commercial Service	4	Sept 00

M/B-OP-303	Provision of operational procedures for operation of the Inmarsat-M/B NCS	1	Feb 00

M/B-OP-311	Periodical Testing of LES Stand-Alone Operation	1	1 Oct 95

INMARSAT – mM

General & Admin

mM-ID-007	List of Inmarsat Mini-M LESs and the Test MES International Mobile Numbers (IMN)	2	Oct 02

Reporting Procedures

see page 7

LES Procedures

mM-OP-301	LES On-Air Verification Test Procedures	4	July 04

Attach 1	GAN (M4) LES Phase 3 Verification Test Procedures	3	July 03

Attach 2	Fleet F77 LES Phase 3 Verification Test Procedures	3	July 03

Attach 3	Swift 64 LES Phase 3 Verification Test Procedures	3	July 03

Attach 4	Fleet F55/F33 LES Phase 3 Verification Test Procedures	1	July 03

Attach 5	MPDS (IPDS) Call Waiting LES Phase 3 Verification Test Procedures	1	July 04

mM-OP-302	LES Line-Up and Interworking Tests Prior to Entering Commercial Service	2	Sept 00

INMARSAT – Mobman

General & Admin

Mobman-OP-001	Network Information for the Local Global Location Registers GLR-LS	2	Apr 02

LES Procedures

Mobman-OP-301	GLR-L On-Air Verification Test Procedures	1	1 Jan 99

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Space Segment Access Agreement Annex A

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
INMARSAT – MPDS

LES Procedures

MPDS HLES	MPDS Home Land Earth Station Verification Test Procedure	2	Nov 01

MPDS/RLES-OP-301	MPDS Regional Land Earth Station Verification Test Procedure	2	Oct 01

MPDS/SBS-OP-303	Provision of Operational Procedures For Operation of the Inmarsat MPDS SBS	1	June 01

MPDS/SBS-OP-506	Protection of Inmarsat MPDS operations in the event of Channel Interference	1	Dec 01

Contingency Technical Procedures

MPDS/SBS/0P-501	SBS Backup Site Switchover Procedure	1	June 02

INMARSAT – R

General & Admin

R-ID-001	System Configuration for Aeronautical Service Including Satellite Contingency	2	Nov 07

R-ID-005	List of Inm-Aero GESs & the Test AES Inmarsat Mobile Number (IMN)	7	Apr 07

R-OP-001	Abbreviated Numbering for Air Traffic Services Routing in the Aeronautical System	2	June 06

R-OP-012	Maintenance of the Aeronautical System Table	7	Nov 06

Reporting Procedures

R-OP-101	Management of Aeronautical Distress Calls	2	1 Nov 94

R-OP-102	Reporting of Aircraft Earth Stations Barred from Access to the Inmarsat-Aero System	5	May 06

LES Procedures

R-OP-308	Test Requirements, Inter-GES Interworking	3	June 06

R-OP-309	Inm-Aero Ground Earth Station Line Up Procedures & Operation Checks	6	Apr 07

Contingency Technical Procedures

R-OP-507	Degradation or Blockage of Inm-Aero Operation by Interfering Signals	3	May 06

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Space Segment Access Agreement Annex A

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
INM-« (All Services)

General & Admin

«-AD-001	Structure & Control of the NOH (for Inmarsat internal use only)	4	Apr 01

«-AD-002	Guidelines for the Production & Control of Operations Procedure & Information Documents (For Inmarsat internal use only)	8	April 01

«-AD-003	NOH Administration & Configuration Control Procedures (for Inmarsat internal use only)	4	April 01

«-AD-004	NOH Database User Requirements (for Inmarsat internal use only)	1	7 Mar 94

«-ID-002	Inmarsat LES Identification Codes	5	1 Aug 96

«-ID-006	List of Contact Names, Numbers and Addresses for Inmarsat Staff and Land Earth Stations	40	June 06

«-OP-003	Land Earth Station Pointing Data	5	June 01

«-OP-013	Configuration Maintenance (applies to all Inmarsat LESs except for Inmarsat-A)	3	1 Jan 95

«-OP-014	Prefix Codes for MES Access to Specialised Services via the Inmarsat Systems	10	June 05

«-OP-015	Spot Beam Coverage Definition	4	Nov 01

Reporting Procedures

«-OP-101	Inmarsat Network supervision and reporting to the Inmarsat NOC	9	June 01

«-OP-102	Reporting on Outages	15	Nov 01

«-OP-105	Procedure for Barring and Unbarring Maritime and Land Mobile Earth Stations in the Inmarsat System	6	June 04

«-OP-106	Procedure for accessing the Maritime Rescue Co-ordination Centres (MRCC) Database	1	Nov 00

«-OP-107	Procedure to be applied by Inmarsat Customer Services for Accounting Authority to access their data in ESAS to prevent bad debt	1	May 03

«-OP-108	Procedure for Accessing the Application Service Provider (ASP) Database	1	Aug 07

«-OP-110	Operational Procedure for Claiming Financial Relief for Technological Fraud on Inmarsat-mini M Family of Services	2	Jan 09

LES Procedures

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Space Segment Access Agreement Annex A

PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
«-OP-310	Inmarsat Land Earth Stations - RF Verification	3	1 Feb 98

Attach 1	RF Requirements for the Inmarsat Network	01/98	1 Feb 98

Attach 2	Boresight Test Procedures	01/98	1 Feb 98

Attach 3	LES Measurements Using the Inmarsat CSMS	2	1 Aug 95

Attach 4	Measurement of the Ratio G/T with the Aid of Radio Stars	2	1 Aug 95

Attach 5	Radiation Diagrams for use as Design Objectives For Antennas of Earth Stations Operation With Geostationary Satellites	2	1 Aug 95

Attach 6	The Bell System - Technical Journal	2	1 Aug 95

«-OP-311	LES Alignment at C-Band Downlink	1	17 Dec 98

Contingency Technical Procedures

«-OP-501/E	Emergency Change-Over of Services in AOR East from INM3-F2 to INM3-F5	25	Nov 07

Attach 1	AOR East Inm-R System Table & Spot Beam Map Information	15/07	Oct 07

Attach 2	LES Translation Table	01/03	Aug 03

Attach 3	Administration of the SafetyNet Re-routeing Hub	05/06	Nov 06

Attach 4	Signalling Frequencies	03/07	June 007

«-OP-501/I	Emergency Change-Over of Existing & Evolved Services in the IOR from INM3-F1 at 64.5E to INM4-F1 at 63.9E	211	Jan 08

Attach 1	LES Contact Details	DELETED

Attach 2	IOR Inm-R System Table & Spot Beam Map Information	09/07	Nov 07

Attach 3	Administration of the Safetynet Re-Routeing Hub	03/05	Jan 05

Attach 4	Signalling Frequencies	04/08	Jan 08

«-OP-501/P	Emergency Change-Over of Services in the POR from INM3-F3 AT 178E (POR) to INM3-F4 at 142W (PAC-C) and INM2-F4 at 109E (IND-E)	25	Aug 07

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Attach 1	POR Inm-R System Table & Spot Beam Map Information	15/07	Oct 07

Attach 2	Table of Estimated LES Antenna Repointing Times	03/07	Jan 07

Attach 3	Administration of the SafetyNET Re-routeing Hub	02/05	Jan 05

Attach 4	Signalling Frequencies	02/05	Nov 05

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PROCEDURE	TITLE	ISSUE NO	ISSUE DATE
«-OP-501/W	Emergency Change-Over of Services in AOR West from INM4-F2 to INM2-F2 at 98W (PAC-E) & INM3-F4 at 142W (PAC-C)	23	Nov 07

Attach 1	AOR West Inm-R System Table Information	10/07	Oct 07

Attach 2	Administration of the SafetyNet Hub	05/06	Nov 06

Attach 3	Signalling Frequencies	02/05	Nov 05

«-OP-502	AFC Reference Station Changeover for Shared AFC Operation	8	Dec 05

«-OP-504	Radio Frequency Interference Detection and Elimination Procedures	3	1 Sep 98

Attach 1	Interference Report Form	2	1 Nov 95

Attach 2	Spectral Plots of Main Carriers	2	1 Nov 95

«-OP-I3-I4/W	Transition Plan & Detailed Procedure for changeover of Services in the AORW from INM3-F4 to INM4-F2	3	Jan 06

Attach 1	LES Contact Details	2	Jan 06

Attach 2	AOR-W INM-R Spot Beam Map	2	Jan 06

Attach 3	AOR-W INM-R System Table	2	Jan 06

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Space Segment Access Agreement Annex B

ALLOCATION OF LES IDENTITIES

1.	ALLOCATION OF PHYSICAL LES IDS	1

2.	ASSIGNMENT OF LES IDS	1

3.	ALLOCATION OF SHARED LES IDS	1

4.	TECHNICAL AND OPERATIONAL REQUIREMENTS	3

POLICY AND PROCEDURES FOR ALLOCATION

OF LES IDs and SHARED LES IDs

1.	Allocation of Physical LES IDs

1.1.	All physical LESs must be allocated LES IDs in order to operate within the network.

1.2.	Subject to 2.2 of this Annex and other relevant provisions of this Agreement, the DP shall be entitled to retain any LES ID (or, as the case may be, shared LES ID) given to the DP by the Organization and maintained by the DP as of the Commencement Date. Any conditions associated with the assignments of LES IDs retained by the DP as of the Commencement Date shall not be deemed to set any precedent, except as otherwise required by this Annex.

1.3.	If system changes are deemed necessary by the Company to increase available LES ID capacity (as agreed in accordance with Clause 20), it shall be a prerequisite to undertaking such changes to ensure that existing DPs do not incur LES upgrade costs.

2.	Assignment of LES IDs

2.1.	For those systems where unused LES ID capacity is available, and whilst there is a regular demand for LES IDs (physical and shared), the Company may, but is not obligated to, retain at least ten (10) unassigned IDs in order to accommodate future new physical LES requirements. If the demand for physical LESs slackens appreciably, the Company may at its discretion reduce the number of unassigned IDs to less than ten (10).

2.2.	Any LES IDs (including shared LES IDs) not being used by a DP for a period exceeding six (6) months, as evidenced by a failure to start passing billable traffic, shall be returned to the Company upon provision of written notice by the Company.

3.	Allocation of Shared LES IDs

3.1.	Tenant entities in shared LES arrangements will be assigned LES IDs by the Company, in order to globalise their services, provided that, at the time of any requested assignment:

(i)	the tenant entity must already have a physical LES of the same system definition operating within the Company network; or

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Space Segment Access Agreement Annex B

(ii)	the tenant entity must be operating a physical LES and have operated a physical LES of the same system definition as the hosted service operating within the Company network at or for a period since the Effective Date (notwithstanding that the LES Operator has subsequently ceased to operate such Service); or

(iii)	the tenant entity has demonstrated that a contract has been signed for implementation of a physical LES of the same system definition to operate within the Company network, provided that in such event the tenant entity must construct and begin to pass billable traffic through such physical LES no later than the date that is six (6) months following the date on which the shared LES ID is allocated, failing which the tenant entity shall return the shared LES ID to the Company. Notwithstanding the foregoing, tenant entities in shared LES arrangements to provide Inmarsat D and D+ services shall not be required to have had a physical LES of the same system definition in order to receive a shared LES ID to provide such services.

It is acknowledged that where any DP wishes to close down all its LESs and terminate this Agreement, it may thereafter continue to provide Services as a service provider through another DP and may, for a period of up to five (5) years from the Commencement Date, continue use of its existing allocated LES Id in relation to such Services as were formerly provided by it as a DP. The right to continue use of the allocated LES ID shall remain subject to the provisions of this Annex B of this Agreement, notwithstanding termination of this Agreement and the Company shall enter into an agreement with the former DP and the host entity in this regard. Subject to the provisions of this Clause, any reference in this Annex B to “the DP” shall be deemed to include any former DP. LES IDs will not be permitted to be used in respect of Services that the former DP did not offer as a DP.

For the avoidance of doubt, the operation of a physical LES with any one (1) of the Fleet service standards (i.e F33, F55, F77) shall entitle the DP to enter into shared LES Agreements in accordance with the provisions hereof and receive shared LES IDs for all Fleet service standards. Save as aforesaid, LES IDs will not be permitted to be used in respect of Services that the former DP did not offer as a DP.

3.2.	If a physical LES is jointly owned and/or operated by a group of DPs, any shared LES IDs shall be similarly assigned to that group unless otherwise agreed by the group. Individual members of the group shall not therefore be entitled to be assigned their own individual shared LES IDs.

3.3.	In the event of shortage of capacity for shared LES IDs, other means of identifying tenant entities

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(e.g. use of TNIDs) are preferred, rather than making changes in the system design in order to increase available ID capacity. TNIDs may be assigned by the DP at its discretion, subject to prior notification to the Company for overall system coordination purposes.

3.4.	As a precondition to the allocation of shared LES IDs, the host DP shall have confirmed that the prospective tenant is duly licensed or permitted to provide Services under the applicable laws and regulations in the country or origin of the tenant and in which the tenant plans to operate or provide Services.

4.	Technical and Operational Requirements

4.1.	All relevant Technical Criteria and Operational Procedures shall apply to shared LESs as for physical LESs.

4.2.	In the event of NCS failure, shared LESs may be permitted to operate if such operation is in accordance with the technical requirements of the affected system. The host LES may be permitted to operate subject to Company authorisation in accordance with prevailing requirements.

4.3.	The host DP shall multiplex shared LES IDs as well as the host LES ID on the minimum required number of LES TDM signalling channels. If the host DP can demonstrate a need for additional signalling channels in order to accommodate traffic throughput, an additional LES TDM frequency will be assigned at the discretion of the Company, provided that assignments of separate LES TDM frequencies that are in place as of the Commencement Date may be retained by the DP.

4.4.	The Company shall not be obliged to assign shared LES IDs for any service once the supply of unassigned LES IDs for that service reduces to ten (10) or fewer.

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Space Segment Access Agreement Annex C

MANDATORY PROCEDURAL REQUIREMENTS FOR INMARSAT SERVICE PROVIDERS (ISP)

1.	ACTIVATION OF AN ISP	1

2.	MANDATORY PROCEDURAL REQUIREMENTS	1

3.	NOTIFICATION ON TERMINATION OF CONTRACT	2

4.	NOTIFICATION OF AGREEMENT WITH EXISTING ISPS	2

1.	Activation of an ISP

1.1.	The DP shall provide formal written notification, that is signed by the authorised DP-ISP contact, that provides notice to the Company of no less than fifteen (15) days prior to the commencement of the provision of Services following the establishment of a contractual relationship with an ISP, regardless of whether such ISP already has an ISP code. At the time that the contract (ISP/DP Contract) has been notified to the Company, the DP shall also provide the Company with written confirmation of compliance with the requirements stated in section 2 below including the following information:

•	name of company

•	address and contact numbers (telephone, fax, email, etc)

•	name of contact person

•	number of years established as a company at the address provided

1.2.	Following such notice, the Company shall allocate an ISP code to any such entity within five (5) days, provided that the DP and such entity meet the Requirements specified in this document.

1.3.	The Company may publish the name of any ISP or the relationship of any ISP with the DP unless the DP instructs the Company in writing not to publish such information; provided, however, that the Company may in all cases disclose such information in connection with fraud prevention activities.

1.4.	If the ISP details change or alter, the DP shall immediately inform the Company of such changes or alterations. However, if changes and alterations are reported to the Company from a third party, the Company shall communicate the information received to the DP for confirmation. If within five (5) Business Days the DP has not responded, the changes and alterations shall be considered as confirmed.

2.	Mandatory Procedural Requirements

2.1.	The DP shall include the following Mandatory Procedural Requirements for Inmarsat Service Providers (ISP) as part of the ISP/DP contract:

2.1.1.	ISPs must include the Terms and Conditions for Utilization of Space Segment by Mobile Earth Stations (MESs) in all their agreements with MES Owners and Operators, as amended from time to time;

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2.1.2.	ISPs must not accept application from MES Owners and/or Operators who intend to use the MES for Maritime distress and safety purposes with the exception of MESs that are designed to be used for Maritime distress and safety when registered with an ISP;

2.1.3.	ISPs shall not accept applications for additional Inmarsat Mobile Numbers (IMNs) for any MES or SIM card which has been activated by another ISP;

2.1.4.	The Company reserves all rights to withdraw ISP codes to prevent breach of the Mandatory Procedural Requirements, fraud, or for use of the system in a manner inconsistent with the LES Technical Criteria and Operating Procedures or other requirements of this Agreement;

2.1.5.	ISPs must comply fully with such ISP operational procedures as are defined and modified by the Company from time to time;

2.1.6.	ISPs must co-operate fully in the implementation of the Company’s procedures for preventing and resolving fraud, and provide directly to the DP any information relating to stolen terminals or suspected technological fraud;

2.1.7.	ISPs must authorise the release to the Company and other DPs of information relating to any termination of a contract between the DP and the ISP;

2.1.8.	ISPs must send all requests for barring MESs from accessing the Space Segment to the contracted DP. The Company shall not be involved in the barring of the MES unless otherwise requested by the DP.

3.	Notification on Termination of Contract

3.1.	The DP shall immediately notify the Company when an ISP/DP contract has been terminated.

4.	NOTIFICATION OF AGREEMENT WITH EXISTING ISPs

4.1.	The DP shall notify the Company whenever an agreement has been signed with existing ISPs. Such notification shall include the confirmation of compliance with the requirements in section 2 above, and shall also include the following information:

•	name of company

INMARSAT PROPRIETARY	2	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex C

•	address and contact numbers (telephone, fax, email, etc)

•	name of contact person

•	number of years established as a company at the address provided

4.2.	The Company shall confirm to the DP the ISP Code that has been allocated to the ISP.

INMARSAT PROPRIETARY	3	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex D

Inmarsat Global Limited

Space Segment Access Agreement

Annex D

Wholesale Charges and Terms and Conditions

Version 1.0, effective from 15 April 2009

This Annex has been redacted in its entirety*

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT CONFIDENTIAL AND PROPRIETARY

Use, duplication or disclosure of this document or any information contained herein is subject to the restrictions set out in the Space Segment Access Agreement as between Inmarsat and its Distribution Partners.

Space Segment Access Agreement Annex E

STANDARD DISCLAIMER CLAUSE

1.	The DP’s customer agrees with the DP that neither the DP nor the Company nor any of their respective Affiliates, Resellers or agents shall be liable on any basis whatsoever (including in contract and in tort) to the DP’s customer for any direct, indirect or consequential loss, damage or expense, including, without limitation, loss of profits or revenues, loss of use, loss of distribution rights, abortive expenditure or damage to property or injury or death to persons arising from or in connection with:

1.1.	any unavailability, delay, interruption, disruption or degradation in or of the Space Segment or of any telecommunications carried on the Space Segment, regardless of cause including, but without limitation, equipment failure or malfunction; or

1.2.	the suspension by the DP or the Company of the MES’s authorization to use Services provided by the DP or the Company, due to any cause whatsoever.

2.	Nothing in this Clause shall exclude or limit the DP’s or the Company’s liability for death or personal injury resulting from its own negligence in any jurisdiction where, as a matter of law, such liability cannot be excluded or limited.

3.	The DP shall, acting for itself and on behalf of and as trustee for the Company and the other indemnitees, take any action necessary to enforce this disclaimer.

4.	In the event that the DP’s customer is a Reseller of services, it shall incorporate in the terms and conditions applicable to its customers, agents and Resellers, the disclaimers of liability that it has agreed to under this Agreement both in favour of the DP, the Company and their respective Affiliates, Resellers or agents.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex F

RULES OF PROCEDURE FOR NETWORK PLANNING MEETINGS

1.	REPRESENTATION	1

2.	SESSIONS	1

The following is an outline of the Rules of Procedure for Network Planning Meetings (NPMs). The Company will develop more detailed procedures as required.

1.	Representation

1.1.	Representatives at the NPMs other than those of the Company shall be any person duly authorised by a Distribution Partner, as notified in writing to the Company at least seven (7) days in advance of each meeting.

1.2.	Representation per Distribution Partner shall normally be no more than two (2) persons.

2.	Sessions

2.1.	The Meetings shall normally be held at the headquarters of the Company, or elsewhere, where possible and/or necessary. Each DP shall bear its own costs of participation.

2.2.	The Company shall convene NPMs annually in order to consider technical issues associated with the Company’s network, including but not limited to network performance, establishment, operation and performance of Land Earth Stations, provision of Services and allocation of Space Segment capacity.

2.3.	The Company shall convene meetings as often as it deems necessary, in consultation with DPs, to meet its objectives (if applicable) in respect of Clause 2.9 of this Agreement, and shall provide notice of at least two (2) weeks, together with an agenda for the meeting.

2.4.	The Meeting shall be chaired by a senior officer of the Company.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex G

LES TECHNICAL PERFORMANCE OBJECTIVES

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex G

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT PROPRIETARY	2	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex G

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT PROPRIETARY	3	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex H

NETWORK PERFORMANCE OBJECTIVES

(Clause 11.2 of this Agreement refers)

1.	SATELLITE AVAILABILITY	1

2.	SATELLITE CAPACITY GRADE OF SERVICE (GOS)	1

3.	NETWORK AVAILABILITY	1

4.	DEFINITIONS	1

The Company shall use its reasonable endeavours to achieve the following network performance objectives, including the Satellites:

1.	Satellite Availability

1.1.	The minimum performance level for Satellite availability shall be 99.0% per annum.

1.2.	The target performance level for Satellite availability shall be 99.9% per annum.

2.	Satellite Capacity Grade of Service (GoS)

2.1.	The Company will manage the Satellite capacity grade of service to deliver, so far as is possible, a commercially acceptable service across the Company’s portfolio of services.

3.	Network Availability

3.1.	The minimum performance level for network availability shall be 99.9% over any time period, over a minimum period of three (3) months.

3.2.	The target performance level for network availability shall be 99.96% over any time period, over a minimum period of three (3) months.

4.	Definitions

4.1.	Network Availability is determined by factors associated with the Company’s operations infrastructure including network coordination station (NCS) equipment, NCS site conditions (weather, interference, etc.), NCS back-up provisions, automatic frequency compensation (AFC) equipment, AFC site conditions, AFC back-up provisions, etc.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex I

POINTS OF SERVICE ACTIVATION CRITERIA

In accordance with Clause 4.2 of the Agreement, the Company shall impose on every Point of Service Activation (PSA), as a condition of the PSA’s initial appointment or continued status as a PSA, the following criteria (collectively the “PSA Criteria”):

1.1.	The PSA shall comply with all national laws and regulations applicable to it and shall ensure that each end-user that commissions its mobile earth station through the PSA (the “MES owner or operator”) certifies to the PSA that it complies with applicable national laws and regulations.

1.2.	The PSA shall ensure that, as a condition of commissioning a mobile earth station, the MES owner or operator has signed the Company’s Terms and Conditions for the utilisation of the Space Segment, which shall include, inter alia, the following:

(i)	waivers of financial liability of the Company and the DP and other LES Operators for claims arising from unavailability, degradation or failure of the Space Segment, any land earth station or any other telecommunications failure;

(ii)	an explicit acknowledgment that the personal and corporate details of the MES owner or operator may be disclosed to the DP for the purpose of debt collection in the event that the DP is unable to collect an outstanding debt from the Accounting Authority (AA) or other responsible billing entity identified in the MES owner’s or operator’s commissioning application; and

(iii)	a requirement that the MES owner or operator to notify the PSA immediately in the event of any changes in the particulars of the MES owner or operator, including but not limited to, billing details, relationship with an AA or ISP, equipment and service details, and contact person for distress and safety purposes, failing which the MES owner’s or operator’s service may be terminated without notice.

1.3.	The PSA shall strictly adhere to the procedures for registration, activation, deactivation and barring as defined in the Company’s Service Activation Manual, as amended from time to time.

1.4.	The PSA shall not submit an application to activate a mobile earth station to the Company unless and until the PSA has undertaken reasonable steps to confirm as correct the MES owner or operator details, such as name, address and contact details, that are set forth on each MES owner’s or operator’s service activation application; and the Company shall not activate an MES owner or operator unless the Company has received acknowledgment by the PSA that it has undertaken reasonable steps to confirm such information to be correct.

1.5.	The PSA shall maintain the integrity of the database by informing the Company, through the Electronic Service Activation System (ESAS) or otherwise, within one (1) Business Day after obtaining notification of the changes from the MES owner or operator and ensuring that the changes have been verified to be correct.

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Space Segment Access Agreement Annex I

1.6.	The PSA shall not submit an application to activate a mobile earth station to the Company unless the PSA obtains written verification that each MES owner or operator has appointed a valid AA, ISP or other entity that has been approved by the Company; that the named AA, ISP or approved entity has acknowledged in writing that it accepts the financial responsibility for settling traffic accounts for the mobile earth station(s) set forth in the MES owner’s or operator’s service application and acknowledges that the Company will provide the personal or corporate details of the MES owner or operator to the DP or other LES Operator for debt collection purposes in the event that the DP or other LES Operator is not paid by the AA, ISP or other approved entity in question for a period of more than thirty (30) days beyond the date on which such payment should be rendered under applicable regulations.

1.7.	The PSA should ensure that when an MES owner or operator discontinues the Account with an AA or an ISP, the Owner/Operator shall immediately provide a replacement AA or ISP otherwise the MES shall be deactivated by the PSA.

1.8.	The PSA shall maintain and secure the pool of IMNs as provided by the Company and shall not issue an IMN to an MES owner or operator until the MES owner or operator has signed the Inmarsat Terms and Conditions for Utilization of Space Segment and its service application has been approved.

1.9.	The PSA shall not approve the application of an MES owner or operator until it has completed all of the procedures required by paragraphs 1.1 – 1.8 above, failing which the PSA shall accept financial responsibility to the DP for any end-user whose end-user charges are uncollectible due to the failure of the PSA to implement the procedures 1.1 – 1.8 required herein with respect to such end-user. The PSA shall transmit the service activation information to the Company without delay following the approval of an application.

1.10.	The PSA shall transmit service activation information, including verification of the items required to be verified hereunder (e.g. verification of an existing relationship with a valid AA or ISP, etc), by using electronic means such as ESAS or by any other system provided that the information transmitted follows the format defined by the Company.

1.11.	The PSA shall immediately notify the Company of any proven or suspected case of fraudulent use of the Inmarsat system, and of any MES reported stolen from, or lost by, its owner.

1.12.	The PSA shall release, on a confidential basis, to the appropriate authorities, such commercial and operational data as may be relevant to the investigation of any case of fraudulent use of the Inmarsat system, and of cases involving a stolen MES.

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Space Segment Access Agreement Annex I

1.13.	The PSA shall implement all agreed operational procedures relevant to the management and monitoring of fraud, including the implementation of specific recommendations and measures, as maybe introduced or amended by the Company from time to time.

1.14.	The PSA shall acknowledge that the Company may distribute operational information including, but not limited to, the IMNs, terminal/SIM model, services, serial number, billing data, to the DP or other LES Operators, MES Manufacturers and Rescue Coordination Centres.

1.15.	The PSA shall ensure that when an MES is installed on a ship or aircraft it shall not conduct a deactivation of the MES unless the MES owner or operator has been notified in accordance with the procedure set out in X-OP-105.

INMARSAT PROPRIETARY	3	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex J

TECHNOLOGICAL FRAUD PREVENTION PROCEDURES

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex J

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT PROPRIETARY	2	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex J

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

INMARSAT PROPRIETARY	3	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex K

BRANDING GUIDELINES

(Inmarsat Logo Partner Guidelines – July 2007)

(Clause 11.2 of this Agreement refers)

Cover + 11 pages

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Introduction

Dear Partners,

As part of the review of Inmarsat’s brand strategy, we have discontinued the use of the Via Inmarsat logos (including Via Inmarsat BGAN). You are now able to use the Inmarsat logo to co-brand your marketing materials that you have designed yourselves. The goal is to simplify the approach, remove any confusion as to which logo to use and unify our marketing efforts behind the master Inmarsat brand.

New Trademark License Agreement

In order to use the Inmarsat logo, you will need to sign a new Trademark License Agreement (TMLA). You can download the TMLA from the Connect area of the Inmarsat web site. You will need to sign and return it and will then receive a copy of the Inmarsat logo.

Logo guidelines

We have developed these guidelines on how you can use the Inmarsat logo. We would appreciate your strict adherence. If you have any questions regarding the use of the Inmarsat logo or would like us to review a draft of your materials incorporating the Inmarsat logo, please contact David Klar, Manager, Channel Marketing on +44 (0)20 7728 1705 or email: david_klar@inmarsat.com

We appreciate that you may have existing stocks of marketing materials with the Via Inmarsat logo. You may continue to use these, but when you produce new co-branded marketing materials, we kindly request that you use the Inmarsat logo and NOT the Via Inmarsat logo.

Co-branding

You may use the Inmarsat logo to co-brand your own marketing and sales materials. In addition, we would be pleased to co-brand our Inmarsat marketing materials with your logo and the Inmarsat logo. For Inmarsat co-branded materials, please contact Clare Butler, Marketing Communications Manager on +44 (0)20 7728 1376 or email: clare_butler@inmarsat.com

The Inmarsat logo

The Inmarsat logo is the focal point of the Inmarsat brand identity. It comprises 2 elements: the logotype and the specially drawn ‘symbol’, which cannot be separated – they both form part of the logo. There are different versions of the Inmarsat logo (colour, black and white) to suit different applications as shown later in this document.

Logo colourways

The Inmarsat logo can be reproduced in a number of different ways. Use the following as a guide for selecting which colour Inmarsat logo to use for your application. Your choice should depend on the colour and complexity of the background you are placing the logo on, the medium you are using and also the colour of your own logo. Where possible, choose a version of the Inmarsat logo that complements your own logo.

PMS logo	4 colour logo

This version is made up of spot colours only and is for applications such as vinyl lettering where four colour is not practical or possible.	This is the preferred logo option for co-branding your communications. It is generated from a 4 colour process. FOR USE ON A WHITE BACKGROUND ONLY.

Black logo	White logo

For single colour print jobs when use of colour is not possible or for use on complex light coloured backgrounds.	For reversing out on single colour print jobs or for use on complex dark backgrounds.

Logo usage

To ensure that the Inmarsat logo is always accurately reproduced, always use the original logo master artwork provided by Inmarsat. Never alter or distort the logo master artwork in any way.

Logo usage examples

Below you will find some examples of how to use and how NOT to use the Inmarsat logo.

Logo clear space

Clear space

To ensure sufficient standout, it is important to leave adequate clear space around the Inmarsat logo. The Inmarsat logo requires a minimum clear space around it as shown by the cyan gridlines. This is based on the x-height of the word mark. Neither your logo nor any other image/graphic/text should encroach on this clear space around the Inmarsat logo.

Logo minimum sizes

To ensure legibility and accurate reproduction of the Inmarsat logo, there is a minimum size, which should be adhered to. The minimum size for standard print applications is 25mm wide. The Inmarsat logo should NOT be used any smaller than this. With certain applications such as small promotional items eg. memory sticks, black and white versions of the logo can be used as small as 13mm, although larger is preferred.

If the logo has to be small, please ensure that it is legible.

Relationship to partner logo

Relative proportions

When you use the Inmarsat logo in marketing materials that you have designed yourself, it is important that:

•        The Inmarsat logo should appear approximately  3/4 the size of your logo

•        The Inmarsat logo should never be positioned so that it appears to be more prominent than your own logo

•        The Inmarsat logo should never appear in isolation i.e. without your logo

•        You always adhere to the Inmarsat logo minimum size and clear space rules when positioning your logo in proximity to the Inmarsat logo

Co-branding of Inmarsat materials

If you choose to have Inmarsat marketing materials co-branded with your logo, in most cases your logo will appear alongside the Inmarsat logo and equal in size.

Relative proportion examples

Inmarsat service names

When using Inmarsat’s service names in your marketing materials, you should not re-name them as if they are your company’s services, for example:

☒  Satco’s (Your name’s) BGAN (service)

Please use:

✓  BGAN from Inmarsat

✓  FleetBroadband from Inmarsat

✓  Inmarsat’s BGAN service

NB. You are not required to use a TM or ® after the Inmarsat name.

Refer to the table below for the correct spelling of our service names.

Land Mobile	Maritime	Aero
IsatPhone	FleetBroadband (FB)	SwiftBroadband (SB)
LandPhone	FleetBroadband 500(FB500)	Swift 64
BGAN	FleetBroadband 250 (FB250)	Classic aeronautical services
R-BGAN	Fleet 77 (F77)	Aero C
GAN	Fleet 55 (F55)	Aero L
Mini M	Fleet 33 (F33)	Mini M Aero
Mini C	FleetPhone	Aero I
Inmarsat C	Inmarsat B	Aero H+
Inmarsat D+	Inmarsat A
Inmarsat E

Strapline

Your eligibility to use the Inmarsat logo in your marketing materials does NOT permit your use of the Broadband for a mobile planet™ strapline – unless it is in Inmarsat-designed co-branded materials.

The strapline is not part of the Inmarsat logo; it is a positioning statement associated with Inmarsat’s high-speed data products. It is trademarked for use by Inmarsat only.

Further information

gContact david_klar@inmarsat.com or telephone +44(0)20 7728 1705

www.inmarsat.com/connect

Whilst the above information has been prepared by Inmarsat in good faith, and all reasonable efforts have been made to ensure its accuracy, Inmarsat makes no warranty or representation as to the accuracy, completeness or fitness for purpose or use of the information. Inmarsat shall not be liable for any loss or damage of any kind, including indirect or consequential loss, arising from use of the information and all warranties and conditions, whether express or implied by statute, common law or otherwise, are hereby excluded to the extent permitted by English law. Inmarsat is a trademark of the International Mobile Satellite Organisation, Inmarsat LOGO is a trademark of Inmarsat (IP) Company Limited. Both trademarks are licensed to Inmarsat Global Limited.

© Inmarsat Global Limited 2007. All rights reserved. Inmarsat partner logo guidelines July 2007

Space Segment Access Agreement Annex L

TRADE MARK LICENCE AGREEMENT

Inmarsat Global Limited

and

[•DP•]

INMARSAT PROPRIETARY	1	© Inmarsat Global Limited 2009

Space Segment Access Agreement Annex L

TRADE MARK LICENCE AGREEMENT

This Agreement is made on this [•] day of [•] 2009.

Between

(1)	Inmarsat Global Limited, a company incorporated under the laws of England and Wales, with registered company number 3675885 whose registered office at headquarters is 99 City Road, London EC1Y 1AX ("the Licensor"); and

(2)	[•Name of DP/Licensee•] with its [registered office]/ [principal place of business] at [address] ("the Licensee”).

Whereas

A.	The International Mobile Satellite Organization (“the Organization”), an international organization established by the Convention on the International Maritime Satellite Organization, is the registered proprietor of the trade mark INMARSAT and has granted to the Licensor a licence to use the trade mark INMARSAT, together with the right to appoint sub-licensees of same.

B.

The Organization has sought and obtained protection for the trade mark INMARSAT in 1981 and 1998 pursuant to Article 6ter of the Paris Convention for the Protection of Industrial Property, as revised at Lisbon on 31st October 1958 and at Stockholm on 14 July 1967 (the “Paris Convention”).

C.	Inmarsat (IP) Company Limited is the proprietor of the trade mark Inmarsat LOGO and has granted to the Licensor a licence to use the Inmarsat LOGO, together with the right to appoint sub-licensees of this trade mark.

D.	The Licensor and the Licensee entered into an agreement for the provision of the Services (as defined) by the Licensee via the Space Segment (as defined) which commenced on 15 April 2004 and which expires on 14 April 2009, pursuant to which the Licensor granted a licence to the Licensee to use the Inmarsat LOGO and the trade mark INMARSAT .

E.	The Parties wish to continue their relationship for a further term under the conditions set out in a subsequent agreement for the provision of the Services, known as the Space Segment Access Agreement (“the SSAA”), of even date and the Licensor wishes to grant a further licence to the Licensee to use the Inmarsat Marks (as defined) accordingly, pursuant to the terms set out in this Agreement.

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Space Segment Access Agreement Annex L

The Parties Hereby Agree as Follows:

1.	Definitions and interpretations

1.1	In this Agreement, the following expressions shall have the respective meanings assigned to them:

“Affiliate” means a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, another Person (and, for the purpose of the foregoing, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or by contract).

“Business Day” means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are generally open for business in London.

“Commencement Date” means the date on which the SSAA becomes effective, being 14 April 2009 or the date the SSAA is executed by both Parties, whichever is the later.

“INMARSAT” shall mean the trade mark owned by the Organization and licensed to the Licensor, the registration details for which are contained in Annex 1, together with the applications for registration that have been made by the Organization and the rights in the trade mark as yet unregistered or applied for.

“Inmarsat LOGO” shall mean the trade mark owned by Inmarsat (IP) Company Limited and licensed to the Licensor, the registration details for which are contained in Annex 2, together with the applications for registration that have been made by Inmarsat (IP) Company Limited and the rights in the trade mark as yet unregistered or applied for.

“Inmarsat Marks” shall mean, collectively, INMARSAT and the Inmarsat LOGO.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organization not specifically listed.

“Reseller” means the same as Reseller in the SSAA.

“Services” means the same as Services in the SSAA.

“Space Segment” means the same as Space Segment in the SSAA.

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Space Segment Access Agreement Annex L

“SSAA” or “Space Segment Access Agreement” means the agreement between the Parties for the continued provision of the Services using the Space Segment.

“Term” means the term of this Agreement as set out in Clause 9.1 herein.

“Territory” means, collectively, the Registered Territory and the Unregistered Territory for the Inmarsat Marks.

“Registered Territory” means the countries specified in part (a) of each of Annexes 1 and 2 to this Agreement (as from time to time amended by the Licensor) in relation to the Inmarsat Marks.

“Unregistered Territory” means all countries in the World other than those listed in parts (a) and/or (b) of Annexes 1 and 2 to this Agreement.

1.2	The headings in this Agreement are for ease of reference only and shall not affect its construction.

1.3	In this Agreement, if the context so requires, references to the singular shall include the plural and vice versa.

1.4	Unless otherwise stated, a reference to a recital, clause (or sub-clause) or an Annex is a reference to a recital, clause (or sub-clause) of this Agreement or an Annex to this Agreement.
1.5	Any reference to a “person” includes a natural person, firm, partnership, company, corporation, association, organisation, government, state, foundation and trust (in each case whether or not having a separate legal personality).

2.	Licence and Paris Convention Authorisation

2.1	Subject to Clause 2.2 below, in consideration of the premises hereinafter contained, the SSAA and other valuable consideration, the Licensor hereby grants to the Licensee and the Licensee hereby accepts, a non-exclusive licence on a royalty-free basis to use the Inmarsat Marks (in accordance with the Licensor’s directions) on or in relation to the Services for the promotion, distribution and sale of the same in the Territory on the terms and conditions set out in this Agreement and for no other purpose, as from the Commencement Date.

2.2

As a precondition to the Licensor authorising the Licensee to use the trade mark INMARSAT for the purposes of the Paris Convention on behalf of the Organization, the Licensee shall promptly (and in any event, within 7 days of the date hereof) execute and deliver to the Licensor as agent for the Organization a side letter in the form set out in

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Space Segment Access Agreement Annex L

Annex 3 (the “Side Letter”). The Licensee shall not be deemed to be authorised by the Licensor to use the trade mark INMARSAT as one of the Inmarsat Marks for the purposes of the Paris Convention, and the licence granted pursuant to Clause 2.1 above shall not be effective in so far as it relates to the trade mark INMARSAT as one of the Inmarsat Marks, until such time as the Side Letter has been received by the Licensor.

2.3	On request of the Licensee, the Licensor will grant to the Licensee's Resellers licenses of the Inmarsat Marks on terms substantially the same as the terms of this Agreement.

3.	Use of the Inmarsat Marks

3.1	Any use by the Licensee of the Inmarsat Marks shall be in the form stipulated by the Licensor and the Licensee shall observe the directions given by the Licensor as to colours used and size of the Inmarsat Marks, as well as their manner, disposition and presentation in respect of the Services and any accompanying materials.

3.2	Whenever the Inmarsat Marks are used by the Licensee, it shall, if requested to do so by the Licensor, attach to the Inmarsat Marks wording to show that they are registered trade marks used by the Licensee with the permission of the Licensor.

3.3	The use of the Inmarsat Marks by the Licensee shall at all times be in keeping with and seek to maintain their distinctiveness and reputation as determined by the Licensor, and the Licensee shall forthwith cease any use which is not consistent therewith as the Licensor may require. In particular, the Licensee shall not use the Inmarsat Marks in any way that would tend to allow them to become generic, lose their distinctiveness, become liable to mislead the public, or be materially detrimental to, or inconsistent with, the good name, goodwill and image of the Licensor or of the Organization.

3.4	The Licensee acknowledges and agrees that the exercise of the licence granted under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory. The Licensee further understands and agrees that it shall at all times be solely liable and responsible for compliance with all such applicable laws, enactments, regulations and other similar instruments in the Territory with respect to advertising and promotion which make use of the Inmarsat Marks, or any of them. For the avoidance of doubt, nothing in this Clause 3.4 imposes any liability or responsibility on the Licensee for infringement of third party intellectual property rights in the Territory resulting from the use of the Inmarsat Marks in accordance with the terms of this Agreement unless the Licensee had prior knowledge of the existence of such rights.

3.5	The Licensee shall, upon the Licensor’s request from time to time, provide such assistance and information as the Licensor shall require in order to enable it to audit the use made of the Inmarsat Marks to enable it to enforce its rights to maintain quality control hereunder and, in relation to the trade mark INMARSAT, to enable it to enforce those obligations contained in the Side Letter as agent for the Organization.

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3.6	Nothing in this Agreement shall entitle the Licensee to use the Inmarsat Marks as part of any corporate business or trading name or style of the Licensee, or to adopt the Inmarsat Marks, or either of them, as domain names.

3.7	No goodwill shall be deemed to pass to the Licensee from its use of the Inmarsat Marks pursuant to the terms of this Agreement.

3.8	It shall be a condition of this Agreement that the Licensee shall at all times observe the relevant provisions of the SSAA, in particular but without limitation, Clause 2.6 thereof relating to the Licensee’s provision of Services, and Clause 6.1 thereof relating to the Licensee using reasonable endeavours to comply with the minimum LES Technical Performance Objectives annexed to that Agreement.

4.	Advertising and Promotion

The Licensee may use the Inmarsat Marks in the promotion and sale of the Services (including Licensee brochures, literature, advertising/promotional materials, stationery and use on its website(s)). The Licensor shall have the right to approve all materials on which the Inmarsat Marks appear in order to ensure the proper use of the Inmarsat Marks, which approval shall not be unreasonably withheld. One sample of each form used by the Licensee of advertising and promotional materials containing the Inmarsat Marks shall be furnished to the Licensor on a pre-approval basis. The Licensee specifically undertakes to amend within thirty (30) days and to the satisfaction of the Licensor, any such materials that are not approved by the Licensor should use of the Inmarsat Marks not conform to proper use standards required under the trade mark laws of any of the countries comprising the Territory, or to protect the validity of the Inmarsat Marks.

5.	Ownership of the Inmarsat Marks

5.1	The Licensee acknowledges that the Inmarsat Marks and the goodwill associated therein are the exclusive property of Inmarsat (IP) Company Limited and the Organization and are licensed to the Licensor.

5.2	The Licensee further acknowledges that all use by the Licensee of the Inmarsat Marks and all rights and goodwill attaching to or arising out of such use, will inure to the benefit of the Licensor, Inmarsat (IP) Company Limited and/or the Organization. The Licensee shall at any time, at the request and expense of the Licensor, whether during or after the term of this Agreement, execute such assignments, assurances or other documents as shall be reasonably required by the Licensor, Inmarsat (IP) Company Limited or the Organization to give effect to the provisions of this Clause 5.2.

5.3

The Licensee will not make any representation or do any act or thing which indicates that it has title to or ownership of the Inmarsat Marks, or claim any rights in or to the Inmarsat Marks, except as authorised by the terms of this Agreement. In particular, but

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without limitation, the Licensee shall not represent its use of the Inmarsat Marks as indicating or holding out that a legal partnership arrangement exists between the Licensor, Inmarsat (IP) Company Limited or the Organization and the Licensee, or that any other relationship exists between the parties other than that of licensor and licensee (or sub-licensee, as appropriate).

5.4	The Licensee shall, subject to the payment by the Licensor of any reasonable expenses incurred thereby, render assistance to the Licensor, if required, in maintaining registered trade mark protection for the Inmarsat Marks and for the purpose of enabling Inmarsat (IP) Company Limited and the Organization to register in the Territory any or all of the Inmarsat Marks and for the purpose of applying for the same on behalf of Inmarsat (IP) Company Limited or the Organization. Such assistance shall include, but not be limited to, providing to the Licensor such details of the Licensee’s use of the Inmarsat Marks as the Licensor may require, together with, at the request and reasonable expense of the Licensor, the execution of all documents that may be reasonably required to give effect to the provisions of this Clause 5.4.

5.5	The Licensor shall make available to the Licensee, on reasonable notice, during office hours, copies of the current Annexes as shall apply from time to time.

6.	Infringement

6.1	If the Licensee becomes aware of any actual or suspected infringement of the Inmarsat Marks, or of any other unauthorised use of the Inmarsat Marks in the Territory by a third party, it shall immediately inform the Licensor in writing, giving full particulars of the actual or suspected infringement or unauthorised use.

6.2	The Licensor, at its sole discretion, shall take whatever action it considers necessary in relation to any actual or suspected infringement or unauthorised use. If the Licensor decides to take action of any kind, the Licensor shall have sole control of the conduct of such action. The Licensor shall bear the entire costs and expense associated with the conduct of any such action and any recovery or compensation that may be awarded as a result of such action, including but not limited to any settlement that may be reached, shall belong to the Licensor.

6.3	The Licensee, if called upon in writing by the Licensor, shall cooperate fully with the Licensor at the Licensor’s sole expense, in the conduct of such action. Such cooperation shall not entitle the Licensee to any claim for recovery or compensation in respect thereof and all such recovery or compensation shall belong solely to the Licensor as stated in Clause 6.2 above.

7.	Infringement Action Against the Licensee

7.1	The Licensee acknowledges that the Licensor has neither registered nor applied to register the Inmarsat Marks in the Unregistered Territory and has not undertaken searches in respect of each trade mark constituting the Inmarsat Marks to establish whether any party has registered or makes use of the same in the Unregistered Territory.

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7.2	If the Licensee is or becomes aware of any registered or unregistered trade marks in the Unregistered Territory at the commencement of, or during, the term of this Agreement that conflict with the Inmarsat Marks, the Licensee shall promptly notify the Licensor in writing of such trade mark(s).

7.3	If legal action is commenced or threatened against the Licensee as a result of its authorised use of the Inmarsat Marks, the Licensee shall also promptly notify the Licensor in writing.

7.4	Upon receipt of written notice of any legal action related to any claim, suit or demand made against the Licensee for its use of the Inmarsat Marks in the Territory in accordance with the terms of this Agreement, the Licensor, at its sole discretion and expense, shall take whatever steps it deems necessary to protect and defend the Licensee against such claim, suit or demand or address the claim of the third party in accordance with Clause 7.5 below. The Licensee shall have no authority to settle or compromise any such claim and the Licensor shall enjoy any recovery or settlement awarded or otherwise received in respect of such claim. The Licensor shall have the authority to settle or compromise any such claim provided, however, that the consent of the Licensee shall be required if any settlement or compromise provides for non-monetary relief against the Licensee. For the avoidance of doubt, the Licensor shall be solely liable for any monetary damages resulting from or arising out of any claim, suit or demand made against the Licensee for its use of the Inmarsat Marks in the Territory in accordance with the terms of this Agreement where the Licensee is required under the terms of the SSAA to use the Inmarsat Marks in connection with the Services, provided that the Licensor has received notice of such claim from the Licensee.

7.5	Where a claim is made for an alleged infringement arising from use of the Inmarsat Marks in an Unregistered Territory, the Licensor shall use all reasonable endeavours to negotiate a licence or other agreement with the claimant to resolve the alleged infringement if necessary. The Licensee acknowledges that if the Licensor is unable to negotiate a licence or to otherwise resolve the alleged infringement, the Licensee may be required to cease use of the Inmarsat Marks in the Unregistered Territory. Where, in order for the Licensee to continue using the Inmarsat Marks, a licence fee is levied by a third party in settlement of any alleged infringement, the Licensee may elect to either pay such licence fee or to cease to use the Inmarsat Marks in the relevant Unregistered Territory.

8.	Disclaimers and Warranties

8.1	Whilst the Licensee acknowledges and agrees that nothing in this Agreement implies that any trade mark applications listed in part (b) of either Annexes 1 or 2 shall proceed to grant, or that any registrations listed in part (a) of either of those Annexes shall be valid, the Licensor represents and warrants that the said trade marks are registered in the countries listed.

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8.2	The Licensor makes no representation or warranty with respect to the use of the Inmarsat Marks in relation to the Services and disclaims to the fullest extent permitted by law all liabilities that may arise from any Services rendered using the Inmarsat Marks.

8.3	The Licensor makes no representation or warranty with respect to the existence of possible third party rights in the Inmarsat Marks or similar marks in the Territory. The Licensor makes no representation or warranty that the use of the Inmarsat Marks by the Licensee in the Territory shall not infringe the rights of any third party.

8.4	The Licensee warrants that it will use the Inmarsat Marks only as authorised under this Agreement, and that it will comply with and follow all appropriate laws, regulations, guidelines, rules and practices, (including the standards of any appropriate professional association) in the Territory with respect to its use of the Inmarsat Marks in relation to the Services.

8.5	The Licensee shall indemnify and keep indemnified the Licensor, the Organization and their Affiliates, assigns and successors against any and all claims (whether threatened or actual), losses, damages, liabilities, costs, penalties, fines and expenses (including without limitation legal expenses) resulting from or arising out of the performance or non-performance by the Licensee of this Agreement, or resulting from any claim by any third party (including any governmental authority) relating to the distribution, sale, advertising or use of the Services provided by the Licensee using the Inmarsat Marks.

9.	Term and Termination

9.1	This Agreement shall commence on the Commencement Date and shall continue in force until termination or expiration of the SSAA in accordance with the terms thereof, unless earlier terminated in accordance with Clause 9.2 below.

9.2	Either Party may terminate this Agreement without prejudice to any of its other remedies under this Agreement forthwith by notice in writing to the other if:

(a)	the other Party is in material breach of the terms of this Agreement, and has not remedied the breach within thirty (30) days of having been given notice in writing specifying the breach; or

(b)	the other Party becomes insolvent or is unable to pay its debts in the ordinary course of business;

9.3	The Licensor may terminate this Agreement without prejudice to any of its other remedies under this Agreement forthwith by notice in writing to the Licensee if:

(a)	the Licensee takes any action that would or might invalidate or put into dispute the Licensor’s, Inmarsat (IP) Company Limited’s or the Organization’s (as the case may be) title in the Inmarsat Marks or any of them, or assists any other person directly or indirectly in any such action;

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(b)	the Licensee takes any action that would or might invalidate any registration of the Inmarsat Marks or any of them, or assists any other person directly or indirectly in any such action; or

(c)	the Licensee takes any action that would or might support an application to remove any of the Inmarsat Marks from the registers of the Registered Territory or elsewhere, or assists any other person directly or indirectly in any such action.

9.4	Upon the expiry or termination of this Agreement, for whatever reason, the Licensee shall:

(a)	immediately cease its use of the Inmarsat Marks, and shall have no further right to use the Inmarsat Marks, except as otherwise specified under this Clause. The Licensee shall dispose of all promotional and other materials bearing or relating to the Inmarsat Marks in accordance with the Licensor’s instructions; and

(b)	execute all documents necessary for cancellation of the Licensee as a registered user or registered licensee and refrain from engaging in any act that would lead a person to think that the Licensee is still associated or connected with the Licensor.

10.	Assignment and Subcontracting

10.1	The DP may not assign or transfer a right or obligation under this Agreement, except that it may assign any of its rights or transfer any of its obligations to:

(a)	any Affiliate of the DP pursuant to any intra-group reconstruction or reorganisation of the DP or of its business; or

(b)	a third party,

with the prior written consent of Inmarsat, which consent shall not be unreasonably withheld and provided always that in either circumstance the DP shall remain liable to Inmarsat for all of its obligations under this Agreement.

10.2	The Licensor shall have the right to assign or novate this Agreement in whole or in part:

(a)	to its ultimate holding company or a subsidiary or an Affiliate of any tier at its absolute discretion; or

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(b)	to any other third party with the consent of the DP, such consent not to be unreasonably withheld or delayed.

11.	Entire Agreement

This Agreement and its Annexes constitute the entire agreement between the parties relating to the subject matter herein and supersede any prior oral or written agreements between the parties in relation to the same. Any modification of this Agreement shall be effective only if agreed in writing and signed by both parties.

12.	Waiver

No failure or delay to enforce any provision of this Agreement shall be construed as a waiver thereof or as a waiver of any other provision contained herein.

13.	Notices

13.1	A notice under or in connection with this Agreement (a “Notice”):

(a)	shall be in writing;

(b)	shall be in the English language; and

(c)	shall be delivered personally or sent by first class post (and air mail if overseas) [or by fax] to the Party due to receive the Notice at the address specified in Clause 13.2 or to another address specified by that Party by not less than seven days’ written notice to the other Party received before the Notice was despatched.

13.2	The address referred to in Clause 13.1 is:

(a)	in the case of The Licensor:

Address: ****

Fax: ****

Email: ****

Marked for the attention of: ****

(b)	in the case of the Licensee:

Address:

Fax:

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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Email:

Marked for the attention of [•];

[and a copy to:

Address:

Fax:

Email:

Marked for the attention of [•]:

13.3	A Notice is deemed given:

(a)	if delivered personally, when the Person delivering the notice obtains the signature of a Person at the address referred to in Clause [•];

(b)	if sent by post, except air mail, two Business Days after posting it

(c)	if sent be electronic mail (e-mail), on the date of sending;

(d)	if sent by air mail, six Business Days after posting it; and

(e)	if sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

14.	Severance

To the extent permitted by law, all provisions of this Agreement shall be severable and no provision shall be affected by the invalidity of any other provision.

15.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

16.	Governing Law and Jurisdiction

16.1	The construction, validity and performance of this Agreement and all matters arising from or connected with it are governed by English law and, save for any application for injunctive relief made by either Party (which may be made in any court of competent jurisdiction), any dispute or difference of any kind whatever arising under, out of, or in connection with this Agreement shall be subject to the exclusive jurisdiction of the English courts.

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16.2	If so requested by the Licensor, the Licensee shall, within thirty (30) days of such request, appoint an agent for service of process or any other document or proceedings in England in relation to the subject matter of this Agreement, and shall notify the Licensor forthwith. The address of the Licensor for service of such process and any other such document or proceedings shall be that specified in Clause 13.2 above, unless and until any alternative address is notified to the Licensee for that purpose.

In Witness Whereof, the parties hereto have caused their duly authorised representative to sign this Agreement on their behalf the day and year first above written.

SIGNED by	)
for and on behalf of Inmarsat Global Limited	) )

SIGNED by [NAME]	)
for and on behalf of [•DP/LICENSEE•]	) )

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ANNEX 1

****

****

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

****

****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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****

*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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ANNEX 3

[please re-type on company headed paper]

INMARSAT SUB-LICENCE

To:	International Mobile Satellite Organization 99 City Road London, EC1Y 1AX United Kingdom

From:	[company ] [address Inc country]	Date:

Confidential

Dear Sirs

INMARSAT Sub-Licence

In consideration of your agreeing to permit Inmarsat Global Limited to grant to us a sub-licence to use the trade mark INMARSAT (“the Mark”)and your authorising us to use the Mark pursuant to Article 6ter of the Paris Convention, we hereby undertake that:

1.	our use of the Mark shall at all times be in keeping with and shall seek to maintain the distinctiveness and reputation associated with the Mark as such as from time to time determined by you;

2.	we shall, upon your written notice, immediately cease any use of the Mark that is not consistent with paragraph 1 above.

3.	where we use the Mark we shall, if you so request, attach wording to show that it is a mark used by us with your permission; and

4.	we shall, upon your request from time to time, provide such assistance and information as you may reasonably require to enable you to audit our use of the Mark and enable you to enforce your rights under this letter.

We acknowledge that you may appoint Inmarsat Global Limited to represent you as your agent in relation to the matters set out in this letter.

FOR AN ON BEHALF OF [•DP/Licensee•]

Signed:

Name:
PLEASE PRINT

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IPR LICENCE AGREEMENT

Inmarsat Global Limited

and

[Name of •DP/Licensee•]

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IPR LICENCE AGREEMENT

This Agreement is made this [##] day of [##] 20XX.

Between:

(1)	Inmarsat Global Limited, a company incorporated under the laws of England and Wales, with registered number 3675885 whose registered office is at 99 City Road, London, EC1Y 1AX ( “the Licensor”) and;

(2)	[•DP/Licensee•] a [private/public] company incorporated under the laws of [##], with registered number [ ] whose [registered office]/ [principal place of business] is at [##] (“the Licensee”).

Whereas:

A.	The Licensor and the Licensee entered into an agreement for the provision of the Services (as defined) by the Licensee via the Space Segment (as defined) which commenced on 15 April 2004 and which expires on 14 April 2009, and the Parties wish to continue their relationship for a further term under the conditions set out in a subsequent agreement, entitled the Space Segment Access Agreement (“the SSAA”), of even date.

B.	The Licensor has created the LES Technical Criteria and Operating Procedures relating to the Services, in which it owns or controls certain IPR (as defined below), the use of which may be required by the Licensee in order to provide the Services under the SSAA.

C.	The LES Technical Criteria and Operating Procedures may also include IPR in the form of Foreground Data and Background Data which has been developed by third parties for the Licensor (“Third Party IPR”).

D.	Some IPR included in the LES Technical Criteria and Operating Procedures is the subject of third party patents (“Third Party Patents”) in relation to which the Licensor has the special right to grant sub-licences for use with certain Services in relation to the Space Segment.

E.	The Licensor wishes to grant to the Licensee and the Licensee wishes to accept a licence of the IPR in the LES Technical Criteria and Operating Procedures, including the Third Party IPR and Third Party Patents, to enable it to provide the Services via the Space Segment.

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F.	Some technology included in the LES Technical Criteria and Operating Procedures is subject to third party IPR in relation to which the Licensor does not have the right to grant sub-licences for use (“Contractor Third Party IPR”). In all such cases, the IPR holders have agreed to grant to Inmarsat’s distribution partners, of whom the Licensee is one, a non-exclusive licence for use with the Space Segment either on a royalty free or a royalty bearing basis. If the Licensee wishes to take a licence of such Contractor Third Party IPR, it should apply direct to the IPR owners as such a licence shall not be included in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions

1.1	In this Agreement, except where the context otherwise requires, the following terms shall have the following meanings:

“Business Day” means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are generally open for business in London.

“Commencement Date” means the date on which the SSAA becomes effective, being 14 April 2009 or the date the SSAA is executed by both Parties, whichever is the later.

“Contractor Third Party IPR” means all those patents and other IPR owned by third parties pursuant to a contract with the Licensor as set out in Attachment 1.

“GAN System” means a development of the Inmarsat Mini-M system as defined in the Mini-M system definition manual, in which the turbo code channels are added at the transmission and/or reception level, so as to enable a worldwide range of data and fax services to be offered at 14400 bits/sec, 28800 bits/sec, and 128000 bits/sec.

“Inmarsat Purposes” means in connection with the design, development, manufacture, reconstruction, modification, establishment, marketing, operation or maintenance of equipment, components or software for use with the satellites and all other centralised infrastructure owned, leased or operated by or on behalf of the Licensor for the purpose of providing mobile satellite communications services.

“IPR” means any intellectual property rights including but not limited to copyright, all patents and applications therefore listed in Attachment 1, all corresponding foreign applications and patents issuing thereon, together with all re-issues and extensions thereof, software, know-how, technical or other information, forming part of the LES Technical Criteria and Operating Procedures.

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“LES Technical Criteria and Operating Procedures” means all relevant system definition manuals (SDMs), technical requirement documents and network operating procedures set out in the list in Annex A to the SSAA, as amended from time to time, as well as future SDMs and other related documents related to Services.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organization not specifically listed.

“Services” means the same as Services in the SSAA.

“Space Segment” means the same as Space Segment in the SSAA.

“SSAA” or “Space Segment Access Agreement” means the agreement between the Parties for the continued provision of the Services using the Space Segment.

“Term” means the term of this Agreement as set out in Clause 7.1 herein.

“Third Party IPR” means IPR owned and/or controlled by a third party or third parties in respect of which the Licensor has a non-exclusive, royalty free right to use and to authorise select third parties to use the same throughout the World for Inmarsat Purposes.

“Third Party Patents” means all those patents owned by third parties and not developed in relation to the Space Segment as are set out in Attachment 1.

“Upgrades” means updates to the LES Technical Criteria and Operating Procedures for the Services which provide corrections of or developments to the LES Technical Criteria and Operating Procedures for the Services as part of the maintenance of the Services or development of the Services.

1.2	Any word or phrase defined in the SSAA shall have the same meaning in this Agreement unless otherwise defined.

1.3	The singular includes the plural and vice versa.

1.4	Unless the context otherwise indicates, references to Clauses, sub-clauses, recitals and to Annexes are to Clauses and sub-clauses of, and recitals and Annexes to this Agreement.

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1.5	Headings to Clauses in this Agreement are included for the purpose of ease of reference only and shall not have any effect on the construction or the interpretation of this Agreement.

1.6	References in this Agreement to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2.	Grant of Licence

2.1	Subject to the terms and conditions hereof the Licensor hereby grants to the Licensee a non-exclusive, non-transferable licence to use the LES Technical Criteria and Operating Procedures and the IPR therein together with the Third Party IPR in relation to the provision of Services by the Licensee using the Space Segment.

2.2	Subject to the terms and conditions hereof the Licensor hereby grants to the Licensee a non-exclusive, non-transferable licence to use the Third Party Patents in relation to the GAN Service only, in relation to the provision of the Services by the Licensee via the Space Segment.

2.3	The Licensee hereby acknowledges and agrees that should it wish to take a licence of the Contractor Third Party IPR, it shall apply direct to the IPR owners as such a licence is not be included in this Agreement.

3.	Upgrades

3.1	The Licensor shall notify the Licensee during the Term of any Upgrades as soon as such Upgrades are made generally available to other parties in receipt of the LES Technical Criteria and Operating Procedures.

3.2	The Licensor shall, upon notification to the Licensee of any Upgrades, specify whether same are mandatory or discretionary and the Licensee shall be under no obligation to take a licence of any discretionary Upgrades.

3.3	All mandatory Upgrades shall be royalty free.

3.4	Where the Licensee wishes to take a licence of any discretionary Upgrades which the Licensor may issue during the Term of this Agreement, the Parties shall consult, with a view to agreeing in good faith, any licence fee and the terms of payment in respect of same. The licence of such Upgrades shall be subject to all other terms and conditions of this Agreement.

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4.	Confidentiality

4.1	“Confidential Information” means all information of a confidential nature disclosed (whether in writing, orally or by another means and whether directly or indirectly) by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) whether before or after the date of this Agreement including, without limitation, information relating to the Disclosing Party’s business affairs, products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets and market opportunities.

4.2	During the term of this Agreement and after termination or expiration of this Agreement for any reason the Receiving Party:

(a)	shall keep the Confidential Information confidential;

(b)	may not disclose the Confidential Information to another person except with the prior written consent of the Disclosing Party or in accordance with Clauses 4.3 and 4.4; and

(c)	may not use the Confidential Information for a purpose other than the performance of its obligations under this Agreement.

4.3	During the term of this Agreement the Receiving Party may disclose the Confidential Information to the following to the extent reasonably necessary for the purposes of this Agreement:

(a)	its employees;

(b)	any Governmental Body or regulatory authority (including but not limited to the Securities and Exchange Commission or any other listing or securities authority or as required as part of a debt financing or financial restructuring process;

(c)	its professional advisers; or

(d)	rescue agencies for the purposes of assisting in distress and safety missions;

(each a “Recipient”).

4.4	The Receiving Party shall ensure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a Party to this Agreement.

4.5	Clauses 4.1 to 4.4 do not apply to Confidential Information which:

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(a)	at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or a Recipient;

(b)	can be shown by the Receiving Party to the Disclosing Party’s reasonable satisfaction to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

(c)	subsequently comes lawfully into the possession of the Receiving Party from another.

4.6	Upon request from the Disclosing Party the Receiving Party shall promptly return to the Disclosing Party or destroy (as requested) all copies of Confidential Information.

4.7	For the avoidance of doubt, either Party may disclose all or part of the terms of this Agreement to the extent necessary to comply with any United Kingdom, United States or other listing or securities filing authorities should the Party seek such listing or filing for itself or, if part of a wider group of companies, its direct or indirect parent company.

5.	Disclaimer and Limitation of Liability

5.1	The Licensor makes no representation or warranty with respect to the existence of possible third party rights in the IPR, the Third Party IPR or the Third Party Patents anywhere in the World and the Licensor makes no representation or warranty that the use by the Licensee of any of the IPR, the Third Party IPR or the Third Party Patents licensed hereunder shall not infringe the rights of any third party.

5.2	The Licensor gives no warranty and the Licensee acknowledges and agrees that nothing in this Agreement implies that any patent applications licensed as part of the IPR shall proceed to grant or, if already granted, shall be valid.

5.3	The Licensor makes no warranty, express or implied, or representation as to the validity, accuracy, completeness or fitness for purpose or use of the IPR, the Third Party IPR or the Third Party Patents. The Licensee uses the IPR, the Third Party IPR and/or the Third Party Patents at its own risk and on the basis that it may be unsuitable for the Licensee’s purposes. The Licensor shall not be liable for any loss (other than personal injury or death) of any kind, including indirect or consequential loss, arising from the Licensee’s use of the IPR, the Third Party IPR or the Third Party Patents, whether in contract, tort (including, without limitation, negligence) or otherwise at law or equity. The Licensee shall defend, indemnify and hold harmless the Licensor against all claims by third parties arising from their use of the Licensee’s Services but not for personal injury or death. All warranties and conditions, whether express or implied by statute, common law or otherwise are hereby excluded to the extent permitted by English Law.

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5.4	The Licensor has the right to modify, amend, withdraw or delete all or part of the LES Technical Criteria and Operating Procedures from time to time and at any time without incurring any liability to the Licensee.

6.	Protection of the IPR

6.1	If:

(a)	any IPR is attacked; or

(b)	any application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to the Licensee under any of the IPR; or

(c)	any unlicensed activities are carried on by any third party which constitute an infringement of the Licensor’s IPR,

the Licensee shall forthwith notify the Licensor of any such matters and shall join the Licensor in taking all such steps (if any) as in the Licensor’s opinion (in his total discretion) shall be desirable for the protection of the Licensor’s rights. The expenses incurred in taking such steps and any profits which may be obtained shall be for the account of the Licensor.

7.	Term and Termination

7.1	This Agreement shall commence on the Commencement Date and shall continue in force until termination or expiration of the SSAA in accordance with the terms thereof, unless earlier terminated in accordance with Clause 7.2 below.

7.2	The Licensor shall have the right to terminate this Agreement, without prejudice to any of its other rights and remedies, forthwith by notice in writing to the Licensee in the event that:

(a)	the Licensee shall default in due performance or observance of any of its material obligations on its part to be performed or observed hereunder and (in the case of a remediable breach) fails to remedy such breach within thirty (30) days of being requested by written notice to do so; or

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(b)	the Licensee becomes insolvent or is unable to pay its debts in the ordinary course of business;

8.	Consequences of Termination

In the event of termination of this Agreement howsoever arising:

(a)	all outstanding sums payable by the Licensee to the Licensor shall immediately become due and payable;

(a)	all rights and licenses shall cease;

(b)	the Licensee shall cease all and any exploitation of the IPR, the Third Party IPR or the Third Party Patents; and

(c)	the Licensee shall return promptly to the Licensor all copies of the IPR, the Third Party IPR and the Third Party Patents and any other information, to the extent that same remains confidential under the provisions of Clause 4 of this Agreement.

9.	General

9.1	The termination of this Agreement howsoever arising shall be without prejudice to the provisions of Clause 4 and Clause 8 and to any rights of either Party which may have accrued by, at, or up to the date thereof.

9.2	In the event that any Clause or any part of any Clause contained in this Agreement is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken, all other clauses or parts of clauses contained in this Agreement shall remain in full force and effect and shall not be affected thereby for the term of this Agreement.

10.	No Other Agreement or Warranties

This Agreement, together with the SSAA, constitutes the entire agreement between the parties relating to the subject matter hereof and each Party confirms to the other that it has not entered into this Agreement on the basis of, or in reliance upon, any representations or warranties made or given by the other Party, its servants or agents.

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11.	Assignment and Subcontracting

11.1	The DP may not assign or transfer a right or obligation under this Agreement, except that it may assign any of its rights or transfer any of its obligations to:

(a)	any Affiliate of the DP pursuant to any intra-group reconstruction or reorganisation of the DP or of its business; or

(b)	a third party,

with the prior written consent of Inmarsat, which consent shall not be unreasonably withheld and provided always that in either circumstance the DP shall remain liable to Inmarsat for all of its obligations under this Agreement.

11.2	The Company shall have the right to assign or novate this Agreement in whole or in part:

(a)	to its ultimate holding company or a subsidiary or an Affiliate of any tier at its absolute discretion; or

(b)	to any other third party with the consent of the DP, such consent not to be unreasonably withheld or delayed.

12.	Entire Agreement

This Agreement and its Annexes constitute the entire agreement between the parties relating to the subject matter herein and supersede any prior oral or written agreements between the parties in relation to the same. Any modification of this Agreement shall be effective only if agreed in writing and signed by both parties.

13.	Waiver

No failure or delay to enforce any provision of this Agreement shall be construed as a waiver thereof or as a waiver of any other provision contained herein.

14.	Notices

14.1	A notice under or in connection with this Agreement (a “Notice”):

(a)	shall be in writing;

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(b)	shall be in the English language; and

(c)	shall be delivered personally or sent by first class post (and air mail if overseas) [or by fax] to the Party due to receive the Notice at the address specified in Clause [•] or to another address specified by that Party by not less than seven days’ written notice to the other Party received before the Notice was despatched.

14.2	The address referred to in Clause [•] is:

(a)	in the case of The Licensor:

Address:

Fax:

Marked for the attention of [•];

[and a copy to:

Address:

Fax:

Marked for the attention of [•];]

(b)	in the case of the Licensee:

Address:

Fax:

Marked for the attention of [•];

[and a copy to:

Address:

Fax:

Marked for the attention of [•]:

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14.3	A Notice is deemed given:

(a)	if delivered personally, when the Person delivering the notice obtains the signature of a Person at the address referred to in Clause [•];

(b)	if sent by post, except air mail, two Business Days after posting it

(c)	if sent be electronic mail (e-mail), on the date of sending;

(d)	if sent by air mail, six Business Days after posting it; and

(e)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

15.	Governing Law and Jurisdiction

15.1	The construction, validity and performance of this Agreement and all matters arising from or connected with it are governed by English law and, save for any application for injunctive relief made by either Party (which may be made in any court of competent jurisdiction), any dispute or difference of any kind whatever arising under, out of, or in connection with this Agreement shall be subject to the exclusive jurisdiction of the English courts.

15.2	If so requested by the Licensor the Licensee shall, within thirty (30) days of such request, appoint an agent for service of process or any other document or proceedings in England in relation to the subject matter of this Agreement, and shall notify the Licensor forthwith. The address of the Licensor for service of such process and any other such document or proceedings shall be that specified above at the head of this Agreement, unless and until any alternative address is notified to the Licensee for that purpose.

In Witness Whereof the parties have executed this Agreement in a manner binding upon them the day and year first above written

SIGNED by	)
for and on behalf of	)
Inmarsat Global Limited	)

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SIGNED by [NAME]	)
for and on behalf of	)
[•DP/Licensee•]	)

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*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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*	Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC. The original contracts have been filed separately with the SEC as part of the confidential treatment request.

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